UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Builders FirstSource, Inc.

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Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201
To our Stockholders,
     You are cordially invited to attend the annual meeting of stockholders of Builders FirstSource, Inc., which will take place at the corporate headquarters of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 on Friday, May 22, 2009, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of Annual Meeting of Stockholders, Proxy Statement, Notice Regarding the Availability of Proxy Materials, and form of proxy.
     This year, we are taking advantage of new Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice Regarding the Availability of Proxy Materials, or “Notice.” The Notice contains instructions on how to access proxy materials and vote your shares via the internet, or if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe this new approach will provide a convenient way for you to access your proxy materials and to vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our annual meeting.
     Even if you intend to join us in person, we encourage you to vote in advance so we will know we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 3 of the Proxy Statement for instructions if you plan to personally attend the annual meeting.
     Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the internet, by telephone via toll-free number, or, for stockholders who elect to receive their proxy materials by mail, by written proxy, will save the Corporation the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy. Please review the instructions on the Notice, the proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, concerning each of these voting options.
     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Builders FirstSource, Inc.

Paul S. Levy
Chairman of the Board

April 9, 2009

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Official Notice of Annual Meeting of Stockholders
To our Stockholders:
     The annual meeting of stockholders of Builders FirstSource, Inc. will take place at the corporate headquarters of Builders FirstSource, Inc. at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 on Friday, May 22, 2009, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:
(1) The election of directors;
(2) The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year 2009; and
(3) Any other business that may properly be brought before the annual meeting or any adjournment thereof.
     Only stockholders of record at the close of business on March 31, 2009 will be entitled to vote at the meeting.
     Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on May 22, 2009. The Proxy Statement and the 2008 Annual Report to Stockholders are available at www.bldr.com.

By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary

April 9, 2009
IMPORTANT:
     Please see the Question and Answer section on Page 3 of this Proxy Statement for instructions on what you need to do to attend the annual meeting in person. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m. Whether or not you expect to personally attend, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the internet, by telephone via toll-free number, or, if you elect to receive your proxy materials by mail, by signing, dating, and returning the enclosed proxy card, will save us the expense and extra work of additional solicitation. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on the Notice Regarding the Availability of Proxy Materials, proxy card, or the voting instructions forwarded by your bank, broker, or other stockholder of record, as applicable.

i

Builders FirstSource, Inc.
2001 Bryan Street, Suite 1600, Dallas, Texas 75201

Proxy Statement
Annual Meeting of Stockholders
May 22, 2009
     This Proxy Statement is being furnished by Builders FirstSource, Inc. (the “Corporation,” the “Company,” or “Builders FirstSource”) in connection with a solicitation of proxies by its Board of Directors (the “Board of Directors” or the “Board”) to be voted at the annual meeting of the Corporation’s stockholders to be held on May 22, 2009 (the “annual meeting” or “meeting”). Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the internet, by using a toll-free telephone number, or, for stockholders who elect to receive their proxy materials by mail, by completing a proxy card and mailing it in the postage-paid envelope provided. Check the Notice Regarding the Availability of Proxy Materials, your proxy card, or the information forwarded by your bank, broker, or other stockholder of record, as applicable, to determine which voting options are available to you. Please be aware that if you vote over the internet, you may incur costs, such as telecommunication and internet access charges, for which you will be responsible. The internet voting and telephone voting facilities for stockholders of record will be available until 11:59 p.m. eastern daylight time on May 21, 2009. The Notice Regarding the Availability of Proxy Materials was first mailed on or about April 9, 2009.
SOLICITATION AND RATIFICATION OF PROXIES
     If any matters not specifically set forth in this Proxy Statement properly come to a vote at the meeting, the members of the Proxy Committee, comprised of Charles L. Horn and Donald F. McAleenan, will vote regarding those matters in accordance with their best judgments. If a proxy card is signed and returned, it will be voted as specified on the proxy card, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1 and “FOR” the proposal set forth in Proposal 2. At any time before it is exercised, you may revoke your proxy by timely delivery of written notice to the Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including by internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See “Questions and Answers about the Meeting and Voting” in this Proxy Statement for an explanation of the term “stockholder of record.”
     The proxy accompanying this Proxy Statement is being solicited by the Board of Directors. The Corporation will bear the entire cost of this solicitation, including the preparation and delivery of this Proxy Statement, the proxy, and any additional information furnished to stockholders. In addition to using the mail and the internet, proxies may be solicited by directors, executive officers, and other employees of Builders FirstSource or its subsidiaries, in person or by telephone. No additional compensation will be paid to directors, executive officers, or other employees for their services in this regard. Builders FirstSource will also request banks, brokers, and other stockholders of record to forward proxy materials, at the Corporation’s expense, to the beneficial owners of the Corporation’s shares.

GENERAL INFORMATION ABOUT PROXIES AND VOTING
Outstanding Stock
     The stockholders of record of Builders FirstSource, Inc. Common Stock (“Common Stock”) at the close of business on March 31, 2009 will be entitled to vote in person or by proxy at the annual meeting. At that time, the Corporation had 36,065,720 outstanding shares of its Common Stock. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held. A quorum for the transaction of business shall be constituted by the presence at the annual meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote. All shares for which proxies or voting instructions are returned are counted as present for purposes of determining the existence of a quorum at the annual meeting.
Internet Availability of Proxy Materials
          As permitted by the Federal securities laws, Builders FirstSource is making this Proxy Statement and 2008 Annual Report available to its stockholders primarily via the internet instead of mailing printed copies of these materials to each stockholder. On or about April 9, 2009, we mailed to our stockholders (other than those who previously requested electronic or paper delivery) a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and accompanying 2008 Annual Report. These proxy materials are being made available to our stockholders on or about April 9, 2009. The Notice provides instructions regarding how to vote through the internet. The Proxy Statement and Annual Report are also available on our website at www.bldr.com.
          If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.
          If you receive more than one Notice, it means your shares are registered differently and are held in more than one account. To ensure all shares are voted, please either vote each account over the internet or by telephone or sign and return by mail all proxy cards.
Voting Procedures
     Votes cast by proxy or in person at the meeting will be tabulated by representatives from Broadridge Financial Solutions, Inc., which has been appointed the Inspector of Election. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:
     Proposal 1. Nominees for available director positions of Builders FirstSource are elected by a plurality of the votes cast at the annual meeting. Abstentions from voting will have no effect on the outcome of such vote because elections of directors are determined on the basis of votes cast and abstentions are not counted as votes cast. Please see page 5.
     Proposal 2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm requires the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. If you vote by proxy, but abstain from voting on the proposal, your abstention will have the same practical effect as a vote against the proposal. Please see page 34.
     If any other matters properly come before the meeting that are not specifically set forth on the Notice and in this Proxy Statement, such matters shall be decided by the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting on the matter so proposed, unless otherwise provided in the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated By-laws (the “By-laws”) or the Delaware General Corporation Law. None of the members of our Board have informed the Corporation in writing that they intend to oppose any action intended to be taken by the Corporation.
NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION SINCE THE DATE OF THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
1. What is a proxy?
     A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. We designated Charles L. Horn, our Senior Vice President and Chief Financial Officer, and Donald F. McAleenan, our Senior Vice President and General Counsel, to act as proxy holders at the annual meeting as to all shares for which proxy cards are returned or voting instructions are provided by internet or telephone.
2. What is a proxy statement?
     A proxy statement is a document that the Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to provide a proxy (by voting by phone or internet or, if applicable, by returning a proxy card) designating the proxy holders described above to vote on your behalf.
3. What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”
     If your shares are registered in your name at our transfer agent, BNY Mellon Shareholder Services, you are a stockholder of record.
     If your shares are registered at BNY Mellon Shareholder Services in the name of a broker, bank, trustee, nominee, or other similar stockholder of record on your behalf, your shares are held in street name and you are the beneficial owner of the shares.
4. How do you obtain admission to the annual meeting?
     Stockholders of Record. Stockholders of record must bring a government-issued photo identification card to gain admission to the annual meeting.
     Street Name Holders. To obtain admission to the annual meeting, a street name holder must (1) bring a government-issued photo identification card and (2) ask his or her broker or bank for a legal proxy and must bring that legal proxy with him or her to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting. However, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name, and you are issued a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person.
5. What different methods can you use to vote?
     By Written Proxy. Stockholders who elect to receive their proxy materials by mail may vote by mailing the written proxy card.
     By Telephone and Internet Proxy. All stockholders of record may also vote by telephone from the U.S., using the toll-free telephone number provided on the proxy card or in website listed on the Notice, or by the internet, using the procedures and instructions described in the Notice or proxy card. Street name holders may vote by telephone or the internet if their bank, broker, or other stockholder of record makes those methods available. If that is the case, the bank, broker, or other stockholder of record will enclose the instructions with the Proxy Statement or other notice of the meeting. The telephone and internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, allow stockholders to vote their shares, and confirm that their instructions have been properly recorded.
     In Person. All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6. What is the record date and what does it mean?
     The record date for the annual meeting is March 31, 2009. The record date is established by the Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.
7. What are your voting choices for director nominees, and what vote is needed to elect directors?
     For the vote on the election of the Class I director nominees to serve until the 2012 annual meeting, stockholders may:
•	vote in favor of all nominees,

•	vote to withhold votes from all nominees, or

•	vote to withhold votes as to specific nominees.
     Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. Accordingly, abstentions will have no effect on Proposal 1. The Board recommends a vote “FOR” each of the director nominees.
8. What is a plurality of the votes?
     In order to be elected, a director nominee does not have to receive votes in favor from a majority of the votes cast for directors. Instead, the three nominees elected will be those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.
9. What are your voting choices on the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm, and what vote is needed to ratify their appointment?
     In the vote on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, stockholders may:
•	vote in favor of the ratification,

•	vote against the ratification, or

•	abstain from voting on the ratification.
     The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the shares represented and entitled to vote at the annual meeting. Accordingly, abstentions will have the effect of a vote “against” Proposal 2. The Board recommends a vote “FOR” Proposal 2.
10. What if a stockholder does not specify a choice for a matter when returning a proxy card?
     Stockholders should specify their choice for each proposal described on the proxy card, if they receive one. However, proxy cards that are signed and returned will be voted “FOR” proposals described in this Proxy Statement for which no specific instructions are given.
11. How are broker non-votes counted?
     When a broker returns a proxy or voting instructions, but has not received voting instructions from its customer and does not vote, those shares will be counted as abstentions.

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION
     There are currently ten members of the Board of Directors. Pursuant to the Corporation’s By-laws, the Board is “classified,” which means it is divided into three classes of directors based on the expiration of their terms. Under the classified Board arrangement, directors are elected to terms that expire on the annual meeting date three years following the annual meeting at which they were elected and the terms are “staggered” so that the terms of approximately one-third of the directors expire each year. Accordingly, this Proposal 1 seeks the election of three directors whose terms expire in 2009.
     The terms of three directors, Michael A. Graff, Robert C. Griffin, and Brett N. Milgrim, will expire at the annual meeting in 2009. The Board of Directors has nominated Messrs. Graff, Griffin, and Milgrim for election to a term that will expire at the annual meeting in 2012.
     Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.
PROPOSAL 1 — ELECTION OF DIRECTORS
     The Board of Directors nominated the following directors for election. Each of the following nominees, a current director with a term expiring at the 2009 annual meeting, furnished to the Corporation the following information with respect to his principal occupation or employment and principal business directorships:
Class I — Directors with Terms Expiring in 2009
     Michael Graff, Director, age 57. Mr. Graff became a director in February of 2006. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Graff was President and Chief Operating Officer of Bombardier Aerospace before joining Warburg Pincus in 2003. He is currently involved with the firm’s leveraged buy-out and special situation activities, focusing primarily on the industrial sector. Previously, he was a partner at McKinsey & Company in New York, London, and Pittsburgh. Mr. Graff received an A.B. from Harvard College in economics and an M.S. from the Sloan School of Management at the Massachusetts Institute of Technology. He is a director of TransDigm Group Incorporated, CAMP Systems International, and Polypore International, Inc.
     Robert C. Griffin, Director, age 61. Mr. Griffin became a director in June of 2005 and is the Chairman of the Audit Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. In March 2002, Mr. Griffin retired from Barclays Capital, where from June 2000 to March 2002 he was Head of Investment Banking, Americas and a member of the Management Committee. Prior to joining Barclays Capital, Mr. Griffin was a member of the Executive Committee for the Montgomery Division of Banc of America Securities and held a number of positions with Bank of America, including Group Executive Vice President and Head of Global Debt Capital Raising and as a Senior Management Council Member. Mr. Griffin serves on the boards of directors of Commercial Vehicle Group, Inc. and Sunair Services Corporation.
     Brett N. Milgrim, Director, age 40. Mr. Milgrim became a director in 1999. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Milgrim is a director of PGT, Inc., C.H.I. Overhead Doors, Inc., and McKechnie Aerospace DE, Inc. and is a Managing Director of JLL Partners, Inc., which he joined in 1997.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

CONTINUING DIRECTORS
     The background and business affiliations of the Corporation’s other directors, whose terms of service continue beyond 2009, are set forth below:
Class II — Directors with Terms Expiring in 2010
     Ramsey A. Frank, Director, age 48. Mr. Frank became a director in 2001 and is a member of the Compensation Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Frank is a Managing Director of JLL Partners, Inc., which he joined in 1999. From January 1993 to July 1999, Mr. Frank was a Managing Director at Donaldson, Lufkin & Jenrette, Inc., where he headed the restructuring group and was a senior member of the leveraged finance group. Mr. Frank serves as a director of several companies, including C.H.I. Overhead Doors, Inc., Education Affiliates, Inc., PGT, Inc., Patheon, Inc., and Medical Card System, Inc.
     Kevin J. Kruse, Director, age 39. Mr. Kruse became a director in February of 2006 and is a member of the Compensation Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Kruse has been a managing director of Warburg Pincus, LLC since January 2006 and has been employed by Warburg Pincus, LLC since February 2002. Prior to joining Warburg Pincus, LLC, Mr. Kruse was employed by AEA Investors, Inc. Prior to that, he was employed by Bain & Co., Inc., a management consulting firm. Mr. Kruse is also a director of Polypore International, Inc.
     Floyd F. Sherman, Chief Executive Officer, President, and Director, age 69. Mr. Sherman has been our Chief Executive Officer and a director since 2001, when he joined the Corporation. He has served as President of the Corporation since February 2008 and from 2001 until October 2006. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman is a director of PGT Industries, Inc. and C.H.I. Overhead Doors, Inc. Mr. Sherman has over 40 years of experience in the building products industry.
Class III — Directors with Terms Expiring in 2011
     Paul S. Levy, Director and Chairman of the Board, age 61. Mr. Levy became a director in 1998. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Levy is a Managing Director of JLL Partners, Inc., which he founded in 1988. Mr. Levy serves as a director of several companies, including Patheon, Inc., McKechnie Aerospace DE, Inc., Medical Card Systems, Inc., Skylight Financial, Inc., C.H.I. Overhead Doors, Inc., PGT, Inc., Education Affiliates, Inc., IASIS Healthcare, LLC, J.G. Wentworth, LLC, and ACE Cash Express, Inc.
     David A. Barr, Director, age 45. Mr. Barr became a director in February of 2006. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Barr has served as a general partner of Warburg Pincus, LLC since January 2001 and is involved in leveraged buy-out and special situations activities in the United States. Mr. Barr was a managing director at Butler Capital and focused on leveraged buy-out transactions for more than 10 years prior to joining Warburg Pincus in 2000. He also previously worked at Goldman Sachs. He received a B.A. in economics from Wesleyan University and an M.B.A. from Harvard Business School. Mr. Barr is a director of TransDigm Group Incorporated, Neiman Marcus, Inc., and Polypore International, Inc.
     Cleveland A. Christophe, Director, age 63. Mr. Christophe became a director in September of 2005 and is the Chairman of the Compensation Committee and a member of the Audit Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Christophe was named President of Universal Supplies & Services, Inc., a supplier of services and materials primarily to various agencies of the U.S. Government, in 2009. Mr. Christophe is also the Managing Partner of TSG Capital Group, a private equity investment firm, which he founded in 1992. Previously, Mr. Christophe was Senior Vice President of TLC Group, L.P. From 1971 to 1987, Mr. Christophe held numerous senior positions with Citibank, N.A. He has served as a director of various public and private companies and has been a Chartered Financial Analyst since 1975.

     Craig A. Steinke, Director, age 52. Mr. Steinke became a director in June of 2006 and is a member of the Audit Committee. The Board of Directors affirmatively determined that he qualifies as an independent director. Mr. Steinke was named President and Chief Executive Officer of GPX International Tire Corporation, an international manufacturer and distributor of branded industrial and off road equipment tires, on September 25, 2007. From 2001 to 2007, Mr. Steinke was President and Chief Executive Officer of Eagle Family Foods, Inc., a consumer products company in the food industry. Prior to his appointment as CEO in 2001, he served as Chief Financial Officer of Eagle Family Foods from 1998-2001. His previous positions held include Senior Vice President and Group General Manager of BHP Copper, a significant natural resource company, and President of Magma Metals, a billion-dollar subsidiary of Magma Copper Company. Mr. Steinke, a C.P.A., has nine years of public accounting experience with Arthur Andersen & Company. Mr. Steinke also serves as a director of Cambridge International and SIFE.
INFORMATION REGARDING THE BOARD AND ITS COMMITTEES
Board Purpose and Structure
     The mission of the Board is to provide strategic guidance to the Corporation’s management, to monitor the performance and ethical behavior of the Corporation’s management, and to maximize the long-term financial return to the Corporation’s stockholders, while considering and appropriately balancing the interests of other stakeholders and constituencies. The Board consists of ten directors.
Director Independence
     The Board of Directors is comprised of one management director, Mr. Sherman, who is the Corporation’s President and CEO, and nine non-management directors. Our Board of Directors affirmatively determined that Messrs. Levy, Barr, Christophe, Frank, Graff, Griffin, Kruse, Milgrim, and Steinke are “independent” under the director independence criteria adopted under the Nasdaq Marketplace Rules (the “Nasdaq Rules”). In addition, our Board of Directors affirmatively determined that Messrs. Christophe, Griffin, and Steinke are also “independent” under the SEC’s standards for independent audit committee members. All three members of the Compensation Committee, Messrs. Christophe, Frank, and Kruse, are independent. The Corporation does not have a nominating committee. The functions of the nominating committee are performed by the independent members of the Board.
     As part of its annual evaluation of director independence, the Board examined, among other things, whether any transactions or relationships exist currently, or existed during the past three years, between each independent director and the Corporation or its subsidiaries, affiliates, equity investors, or independent auditors. If such transactions or relationships exist, the Board reviews the nature of those transactions or relationships under the relevant Nasdaq and SEC standards. The Board also examined whether there are, or have been within the past year, any transactions or relationships between each independent director and members of the senior management of Builders FirstSource or its affiliates. As a result of this evaluation, the Board affirmatively determined that each independent director is independent under those criteria. Each year, the independent directors meet in regularly scheduled executive sessions outside the presence of management representatives. Interested parties, including stockholders, may communicate with the Chairman or the independent directors as a group through the process described in this Proxy Statement under the heading “Policy on Stockholder-Director Communications.”
Board Meetings and Attendance
     In 2008, our Board of Directors met six times, our Audit Committee met ten times, and our Compensation Committee met four times, including regularly scheduled and special meetings. During 2008, all of the Corporation’s directors attended at least 75% percent of the meetings of the Board and each Audit Committee and Compensation Committee member attended at least 75% of the meetings of the committee on which he served. Pursuant to the Builders FirstSource, Inc. Policy on Director Attendance at Annual Meetings of Stockholders (available on the Governance section of our website), all directors are strongly encouraged to attend the annual meeting in person. Any director who is unable to attend an annual meeting of Stockholders is expected to notify the Chairman of the Board in advance of such meeting. In 2008, all ten members of the Board attended our annual meeting.

Audit Committee
     The Audit Committee is composed of three independent directors (as that term is defined by the Nasdaq Rules and SEC regulations), Messrs. Christophe, Griffin, and Steinke. Mr. Griffin serves as the Chairman of the Audit Committee. The Board of Directors affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by Nasdaq Rules. Messrs. Christophe, Griffin, and Steinke were also designated by the Board as audit committee “financial experts” under the SEC’s guidelines. The Board further determined that Messrs. Christophe, Griffin, and Steinke meet the independence standards of both the SEC regulations and the Nasdaq Rules for audit committee members. The Board adopted an amended charter for the Audit Committee on July 27, 2006. A copy of this charter is available on the Governance section of our website at www.bldr.com.
     The primary function of the Audit Committee is to assist the Board of Directors of the Corporation in fulfilling its oversight responsibilities relating to (i) the quality and integrity of the Corporation’s financial reports and other financial information provided by the Corporation to its stockholders, the public, and others, (ii) the Corporation’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence, and performance, and (iv) the performance of the Corporation’s internal audit function, including its internal control systems. The Audit Committee’s functions include preparation of the audit committee report included in this Proxy Statement. The Audit Committee is also annually required to evaluate its performance and review and assess the adequacy of its charter.
Compensation Committee
     The Compensation Committee is composed of three directors, Messrs. Christophe, Frank, and Kruse. Mr. Christophe serves as the Chairman of the Compensation Committee. The Board of Directors affirmatively determined that all three members of the committee are independent (as that term is defined by the Nasdaq Rules). The Board adopted a charter for the Compensation Committee on July 27, 2006. A copy of this charter is available on the Governance section of our website at www.bldr.com.
     The Compensation Committee is charged with (i) annually reviewing and recommending to the Board, for the Board’s approval, all Corporation goals and objectives relevant to the Chief Executive Officer’s compensation, (ii) annually evaluating the Chief Executive Officer’s performance in light of the Corporation’s goals and objectives, (iii) annually reviewing and recommending to the Board for its approval the Chief Executive Officer’s base salary, incentive compensation levels, and perquisites and other personal benefits based on the Compensation Committee’s evaluation of the Chief Executive Officer’s performance relative to the Corporation’s goals and objectives, (iv) annually reviewing, evaluating, and recommending to the Board for its approval the base salary level, incentive compensation levels, and perquisites and other personal benefits of the other named executive officers of the Corporation, (v) reviewing and making recommendations to the Board regarding any employment, severance, or termination arrangements to be made with any executive officer of the Corporation, (vi) making recommendations to the Board with respect to awards under the Corporation’s 2005 Equity Incentive Plan and making grants under the Company’s 2007 Incentive Plan, (vii) making regular reports to the Board concerning the activities of the Compensation Committee, (viii) performing an annual performance evaluation of the Compensation Committee, and (ix) performing other activities as the Compensation Committee or Board may deem appropriate. The Compensation Committee is not specifically authorized to delegate these duties. Information regarding the role of the Compensation Committee and its processes and procedures for considering and determining executive compensation is set forth in the “Compensation Discussion and Analysis” later in this Proxy Statement.
Director Nomination Process
     The Board established a policy in which nominees for the Board are recommended for the Board’s selection by the independent directors of the Corporation. The Board believes that, in light of its adoption of the Policy on the Director Nomination Process, it has in place adequate processes to identify, evaluate, select, and nominate qualified director candidates. The Policy on the Director Nomination Process is discussed in more detail below and is available on the Governance section of our website at www.bldr.com.

Compensation of Directors
     The following table sets forth the cash and other compensation paid by the Corporation to the members of the Board of Directors of the Corporation for all services in all capacities during 2008.

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name(1)	($)	($)(2)	($)
David A. Barr	—	—	—
Cleveland A. Christophe	55,000	53,370	108,370
Ramsey A. Frank	—	—	—
Michael Graff	—	—	—
Robert C. Griffin	55,000	48,331	103,331
Kevin J. Kruse	—	—	—
Paul S. Levy	—	—	—
Brett N. Milgrim	—	—	—
Floyd F. Sherman	(3)	(3)	(3)
Craig A. Steinke	50,000	49,993	99,993

(1)	Messrs. Barr, Frank, Graff, Kruse, Levy, and Milgrim are affiliated with Building Products, LLC and, therefore, by the terms of the Amended and Restated Independent Director Compensation Policy, are ineligible for compensation for their service on the Board and its committees. See “Ownership of Securities” below for a discussion of Building Products, LLC and its ownership interests in the Corporation.

(2)	Reflects the proportionate amount of the total fair value of stock awards recognized by the Corporation as an expense in 2008 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2008 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as “FAS 123R”). The fair value of the stock awards was equal to the closing price of our Common Stock on the grant date.

(3)	As an employee of the Corporation, Mr. Sherman does not receive any compensation for his service as a director. The compensation he receives as an employee is set forth in “Executive Compensation and Other Information” below.
     The following table shows: (i) the aggregate grant date fair value of restricted shares received by Messrs. Christophe, Griffin, and Steinke in 2008 and (ii) the total number of restricted shares held as of December 31, 2008:

	Grant Date Fair Value	Total Number of
	of Restricted Shares	Restricted Shares
	Granted in 2008	Held as of
Name	($)	December 31, 2008
Christophe	49,998	11,037
Griffin	49,998	11,037
Steinke	29,998	7,636
Director Compensation Program
     The independent members of our Board of Directors who are not affiliated with Building Products, LLC are compensated pursuant to the Amended and Restated Independent Director Compensation Policy adopted by the Board. Such independent directors receive: (i) an annual cash retainer of $50,000, payable quarterly, and (ii) an annual cash retainer of $5,000 for service as the chairperson of a committee of the Board. Independent directors do not receive separate per meeting fees. These independent directors also receive annual restricted stock awards. The number of shares in these awards is determined by dividing a dollar value ($50,000 per year) by the fair market value of our Common Stock on the date of grant.
     However, under the prior independent director compensation plan that was in effect before August 1, 2006, for the first three years of service, each such independent director received, in addition to certain cash compensation, an initial annual grant of restricted shares determined by dividing a dollar amount ($60,000) by the fair market value of our Common Stock on the date of grant. In order to have the approximate effect of a grant of $20,000 per year in restricted stock for each of the first three years of service on the

Board, this grant vested equally over three years on the anniversary of the grant date, with each such vesting being contingent on the director’s continued service on the Board. To compensate for these existing grants when the current independent director compensation plan was implemented, directors who received an initial grant of restricted shares at the time their Board service began with a value of $60,000 that vested evenly over three years (as described above) will only receive an annual grant of restricted shares with a value of $30,000 until the initial grant has fully vested.
     We have not paid, and do not intend to pay, compensation to individuals serving on our Board or its committees who are employees of the Corporation, affiliates of Building Products, LLC, or not deemed independent.
No Material Proceedings
     As of March 31, 2009, there are no material proceedings to which any director, executive officer, or affiliate of the Corporation or any owner of more than five percent of the Common Stock, or any associate of any of the foregoing, (i) is a party adverse to the Corporation or any of its subsidiaries or (ii) has a material interest adverse to the Corporation or any of its subsidiaries.
CORPORATE GOVERNANCE
     Builders FirstSource is committed to conducting its business in a way that reflects best practices, as well as the highest standards of legal and ethical conduct. To that end, the Board of Directors approved a comprehensive system of corporate governance documents. These documents are reviewed periodically and updated as necessary to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes, and practices followed by the Board, executive officers, and employees in governing the Corporation and serve as a flexible framework for sound corporate governance.
Code of Business Conduct and Ethics
     Builders FirstSource and its subsidiaries endeavor to do business according to the highest ethical and legal standards, complying with both the letter and spirit of the law. Our Board of Directors approved a Code of Business Conduct and Ethics that applies to the Corporation’s directors, officers (including our principal executive officer, principal financial officer, and controller), and employees. Our Code of Business Conduct and Ethics is administered by the Compliance Committee, which is made up of representatives from our Finance, Legal, Human Resources, and Internal Audit Departments. Our employees are encouraged to report any suspected violations of laws, regulations, and the Code of Business Conduct and Ethics and all unethical business practices. We provide a continuously monitored hotline for anonymous reporting by employees. Our Board of Directors also approved a Supplemental Code of Ethics for Chief Executive Officer, President, and Senior Financial Officers of Builders FirstSource, Inc., which is administered by our General Counsel. Both policies can be found on the Governance section of our corporate website at www.bldr.com. Stockholders may request a free copy of these policies by contacting the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.
     In addition, within four business days of:
•	any amendment to our Code of Business Conduct and Ethics or our Supplemental Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, or Controller, or

•	the grant of any waiver, including an implicit waiver, from a provision of one of these policies to one of these officers that relates to one or more of the items set forth in Item 406(b) of Regulation S-K, we will provide information regarding any such amendment or waiver (including the nature of any waiver, the name of the person to whom the waiver was granted, and the date of the waiver) on our website at the internet address above. Such information will be available on our website for at least a 12-month period. In addition, we will disclose any amendments and waivers to our Code of Business Conduct and Ethics and our Supplemental Code of Ethics as required by the Nasdaq Rules.
By-law Provisions on Stockholder Nominations of Director Candidates
     Builders FirstSource’s By-laws provide that no director may be nominated by a stockholder for election at a meeting unless the stockholder (i) has delivered to the Corporate Secretary, within the time limits described in the By-laws, a written notice containing the information specified in the By-laws and (ii) was a stockholder of record (a) at the time such notice was delivered to the Corporate Secretary and (b) on the record date for the determination of stockholders entitled to notice and to vote at the meeting at which such director is standing for election. Accordingly, in order for a stockholder’s nomination of a person for election to the Board of Directors to be considered by the stockholders at the 2010 annual meeting in accordance with the Corporation’s By-laws, the required written notice must be received by our Corporate Secretary on or after January 22, 2010, but no later than February 21, 2010. Only individuals nominated in accordance with the procedures set forth in the By-laws are eligible to stand for election as directors at a meeting of stockholders and to serve as directors. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com, by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201, or by e-mail at inforequest@bldr.com. The foregoing is subject to the Corporation’s obligations under SEC Rule 14a-8 regarding the inclusion of stockholder proposals in the Corporation’s proxy statements, which is further described below in “Stockholder Proposals.”
Policy on Stockholder Recommendations for Director Candidates
     The Board of Directors adopted a Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications to describe the process by which the independent directors of the Board (in preparing their recommendation of director nominees to the Board) will consider candidates for director recommended by stockholders in accordance with the Corporation’s By-laws. A current copy of the Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications is available on the Governance section of our website at www.bldr.com. To have a candidate considered by the independent directors of the Board, a stockholder must submit the recommendation in writing and must include the following information:
•	The name and record address of the stockholder and evidence of such stockholder’s ownership of the Corporation’s stock, including the number of shares owned and the length of time of ownership;

•	Whether the stockholder intends to appear in person or by proxy at the meeting to make the nomination;

•	A description of all arrangements or understandings between the stockholder and the nominee and any other person or persons, naming such person or persons, pursuant to which the nomination is made;

•	The name, age, residence, business address, and principal occupation of the candidate; the candidate’s resume or a listing of his or her qualifications to be a director of the Corporation; the number of shares of the Corporation’s stock, if any, owned beneficially or of record by the candidate; and the candidate’s consent to be named as a director if selected and nominated by the Board; and

•	Any other information relating to either the stockholder or the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.
     The stockholder recommendation and information described above must be sent to the Corporate Secretary, at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201 and must be delivered to, or mailed and received by, the Corporate Secretary (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders (provided, however, that if the annual meeting is called for a date not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first) and (ii) in the case of a special meeting of stockholders called to elect directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.
Policy on the Director Nomination Process
     The Board of Directors adopted a Policy on the Director Nomination Process that describes the process followed by the independent directors of the Board to identify, evaluate, and recommend future director candidates for selection by the full Board. A current copy of the Policy on the Director Nomination Process is available on the Governance section of our website at www.bldr.com.
     The Board of Directors believes the minimum qualifications for serving as a director of the Corporation are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Corporation and have a record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, character, judgment, age, independence, corporate experience, length of service, conflicts of interest, and commitments, including, among other things, service on the boards (or comparable governing bodies) of other public companies, private business companies, charities, civic bodies, or similar organizations, and other qualities, are believed to enhance the Board’s ability to manage and direct, in an effective manner, the affairs and business of the Corporation, including, when applicable, to enhance the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation, or the Nasdaq Rules.
     In general, a nominee for director generally should have an understanding of the workings of large business organizations such as the Corporation, as well as the ability to make independent, analytical judgments, the ability to communicate effectively, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. In addition, the independent directors of the Board will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest, and independence from management and the Corporation.
     The independent directors of the Board will identify potential nominees by asking current directors and executive officers to notify the independent directors of the Board if they become aware of persons meeting the criteria described above. The independent directors of the Board may also, from time to time, engage firms that specialize in identifying director candidates. As described further in the Corporation’s Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications, the Board will also consider candidates recommended by stockholders.
     Once a person is identified by the independent directors of the Board as a potential candidate, the independent directors of the Board may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the independent directors of the Board determine that the candidate warrants further consideration, the independent directors of the Board will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the independent directors of the Board will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the independent directors of the Board might be considering, and conduct one or more interviews with the candidate. In certain instances, independent directors of the Board may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The evaluation process conducted by the independent directors of the Board does not vary based on whether or not a candidate is recommended by a stockholder, although the independent directors of the Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.
Policy on Stockholder-Director Communications
     The Policy on Stockholder Recommendations for Director Candidates and Stockholder-Director Communications also describes the process for stockholders to send communications to the Board. Stockholders and other interested parties may contact any member (or all members) of the Board (including without limitation the non-management directors as a group, any Board committee, or any chair of any such committee) in writing by mail or overnight service or electronically. To communicate with the Board of Directors, any individual directors, or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to the Corporation in care of the Corporate Secretary at 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.
     All communications received will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to the business and operation of the Corporation and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or promotions of a political or similar agenda will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, the General Counsel’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.
Auditor Services Pre-Approval Policy
     Our Audit and Non-Audit Services Pre-Approval Policy, available on the Governance section of our website at www.bldr.com, defines the principles and procedures followed by the Audit Committee in pre-approving audit and non-audit services performed by the Corporation’s independent registered public accounting firm.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Discussion and Analysis
     Overview
     In the discussion that follows, we will give an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our top executive officers, and the material factors that we considered in making those decisions. The persons who served as our Chief Executive Officer and Chief Financial Officer during 2008, as well as the other individuals named in the “Summary Compensation Table,” are referred to as the “named executive officers” or “NEOs” throughout this Proxy Statement.
     Executive Summary
     As for nearly all companies in the housing industry, 2008 was a very challenging year for us. According to the U.S. Census Bureau, actual single-family housing starts in the U.S. during 2008 declined 40.5% from 2007. Our management and our Board of Directors responded to the ongoing financial crises and the severe housing downturn by reviewing our business strategy, facility requirements, expense structure, and staffing levels. As discussed in further detail below, the Company made some important decisions regarding executive compensation and implemented some significant changes to its compensation programs for 2008, many of which were a direct response to the current economic conditions, including the following:
•	The Compensation Committee and the Board adopted a new annual incentive bonus program for 2008, which focuses on maximizing current year profitability.

•	As a result of our disappointing financial results in 2008, no annual incentive bonuses were earned by our executive officers under the new program. In addition, as part of the Company’s cost reduction program, and in accordance with our NEOs’ recommendation, the Compensation Committee decided that no discretionary bonuses would be paid to our executive officers for the 2008 year.

•	Based on senior management’s recommendation, the Compensation Committee and the Board decided that no new equity awards would be made to our executive officers in 2008 (other than a de minimis award to one officer), but instead approved a stock option exchange program pursuant to which managers could exchange “underwater” stock options for an equivalent number of replacement options with an exercise price equal to the current fair market value of the Company’s Common Stock.
     In addition, faced with the deteriorating state of the housing industry and the economy in general, the Company made a number of important compensation decisions for 2009, including the following:
•	Based on senior management’s recommendation, the Compensation Committee and the Board implemented a company-wide freeze on salaries, including the salaries of our NEOs, as part of the Company’s expense control program.

•	The Compensation Committee agreed with management’s proposal that the bonus program for 2009 not include a discretionary bonus component.

•	In accordance with senior management’s recommendation, the Compensation Committee decided that no new equity awards would be granted to the executive officers or any of the other Company managers in 2009.

•	The Compensation Committee decided to engage a new compensation consultant, Towers Perrin, for 2009. The Committee believes that Towers Perrin will be an effective advisor to the Committee and will provide a new perspective on our executive compensation practices and policies.
     Compensation Principles
     Our executive compensation program has been designed to provide a total compensation package that allows us to attract, retain, and motivate executives who have the talent to capably manage our business. Our executive compensation program is guided by several key principles:

•	Our compensation program should provide total compensation opportunities at levels that are competitive for comparable positions at companies with whom we compete for talent.

•	Our compensation program should provide incentives to our executive officers to achieve key financial objectives set by the Board of Directors;.

•	Our compensation program should provide an appropriate mix of fixed and variable pay components to establish a “pay-for-performance” oriented compensation program.

•	Our compensation program should align the financial interests of executives with stockholder interests by providing significant compensation opportunities in the form of equity awards.
     2008 Executive Compensation Process
     Role of the Compensation Committee. Under its charter, the Compensation Committee is responsible for designing our executive compensation program and assisting the Board in discharging its responsibilities relating to executive compensation. The Compensation Committee approved, and recommended to the Board of Directors for its approval, the 2008 base salary amounts, annual bonus program, long-term incentive compensation levels, and perquisites of our executive officers.
     During a series of meetings between October 2007 and February 2008, the Compensation Committee established the 2008 compensation framework for our executive officers. As part of its evaluation process, the Committee reviewed compensation proposals and related information from a number of sources, including a compensation consultant and certain members of our management team, as described below. In February 2008, the Compensation Committee recommended to the Board of Directors, for its approval, the 2007 bonus payouts and the 2008 compensation program for our NEOs.
     Compensation Consultant. To assist the Committee in its review and evaluation of the 2008 officer compensation program, the Committee selected Mercer Human Resource Consulting (“Mercer”) to serve as its advisor. Mercer reported directly to the Compensation Committee, and the Committee reviewed and approved the fees payable to Mercer. Mercer was retained by the Committee to conduct a review of our proposed management compensation program for 2008 (including base salary, annual bonus plan, and equity awards), to conduct market total compensation comparisons for the executive officers, and to make recommendations to the Committee regarding any suggested changes to our executive compensation program. The Committee met with Mercer, reviewed its reports, and considered its advice in making its determinations regarding our 2008 officer compensation program.
     Role of Executives. Our CEO, CFO, and General Counsel, as well as members of our Legal and Finance Departments, assisted the Compensation Committee, the Board, and Mercer in gathering the information needed for their respective reviews of our 2008 executive compensation program. This assistance included the preparation of tally sheets and the assembly of requested compensation data. The Compensation Committee and the Board also met with our CEO and considered his recommendations for our executive officers (other than himself) with respect to: (i) the bonus payments earned by the executive officers for 2007, (ii) the 2008 base salaries, annual cash incentives, and long-term equity incentives for our NEOs, and (iii) approval of the 2008 stock option exchange program (described below).
     Market Comparisons. Using data provided by its consultant, the Compensation Committee periodically examines the competitiveness of our compensation programs to determine how our compensation levels compare to our overall philosophy and target markets. Peer selection is somewhat difficult due to the lack of publicly-traded companies with whom we compete and the lack of available data for privately-held competitors. According to the most recent ProSales 100 rankings by ProSales Magazine, only three (including Builders FirstSource) of the 20 largest competitors in the professional building products market are publicly-traded. Therefore, we expanded the peer group to include additional publicly-traded building products companies of generally similar size that serve additional end markets to provide a proxy for the market in which we compete for executive talent. Peer selection was focused on size based on revenues because revenues provide a reasonable point of reference for comparing like positions and scope of responsibility. For 2008, the primary peer group (our “Peer Group”) included:

Armstrong World Industries	Building Materials Holding Corp.

American Woodmark	Louisiana-Pacific

NCI Building Systems	Universal Forest Products

USG	Goodman Global

Gilbraltar Industries	Simpson Manufacturing

Apogee Enterprises	Lennox International
     Our market comparison analysis consisted of all components of direct compensation, including base salary, annual bonus, and long-term incentives. Information gathered from the proxy statements of the Peer Group as well as from Mercer’s proprietary databases were reviewed for this analysis. In addition, in order to more accurately reflect the market in which we compete for executive talent, survey data for comparable positions at industrial companies of generally similar size was analyzed to develop a broader market point of reference. Surveys reviewed were published by leading human resource organizations, including Mercer, and cover approximately 60 to 70 companies per positional match. The companies evaluated in the market surveys are not individually identifiable for a particular executive position, and, therefore, we are not benchmarking against any particular company in this regard. Given the changing nature of our industry, the companies that comprise our Peer Group may vary from year to year, and the Compensation Committee intends to review the Peer Group and make changes as appropriate for 2009.
     2008 Review of Total Compensation. A tally sheet affixing dollar amounts for the following components of compensation was prepared by management and reviewed by the Compensation Committee: salary, bonus, long-term incentives, accumulated (unrealized) gains under outstanding equity awards, the cost to the Company of perquisites, and projected payout obligations under potential severance and change-in-control scenarios. Based on its review, and market data provided by Mercer, the Compensation Committee determined that our NEOs’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payments) in the aggregate was appropriate based on their contribution toward achieving the Company’s business and financial objectives, overall responsibilities, individual performance, and proposed compensation compared to that of comparable positions at peer companies, including those within our Peer Group.
     Role of the Board of Directors. The Board of Directors is responsible for reviewing the recommendations of the Compensation Committee and making the final decisions on our executive compensation program. In February 2008, after considering the recommendation of the Compensation Committee, the Board approved the bonus amounts for 2007 for our NEOs and the 2008 executive officer compensation program.
     Elements of our Compensation Program
     Components of Compensation. There are only three components of our executive compensation program:
•	Base Salary;

•	Annual cash incentives; and

•	Long-term equity incentives.
     Reflecting our philosophy to focus on direct (rather than indirect) compensation as the most appropriate means to attract and retain key executive talent, the Board offers few perquisites to our executive officers and no retirement benefits beyond our company-wide 401(k) plan.
     The following sections describe in greater detail each of the elements of our executive compensation program, why they were selected, and how the amounts of each element were determined.

     Base Salary
     Base salary is designed to compensate the executive officers in part for their roles and responsibilities and to provide a stable and fixed level of compensation that serves as a retention tool throughout the executive’s career. In determining base salaries, we consider each executive’s role and responsibilities, unique skills, the salary levels for similar positions in our target market, and internal pay equity. Our compensation philosophy is to target base salaries for our NEOs at or below the market median.
     In February 2008, the Board determined to raise the NEOs’ base salaries by amounts ranging from 3.3% to 20%, except that, at his request, the Board did not raise Mr. Sherman’s base salary. The Board made the salary adjustments to bring the NEOs more in line with the market and to provide a more effective retention incentive for our executive officers. The Board gave higher raises to Messrs. Horn (20%) and Tolly (12.5%) because of the additional operational responsibilities assumed by them following the departure of Kevin O’Meara, the Company’s former Chief Operating Officer, in October 2007. After making these adjustments for 2008, the base salaries of our NEOs generally were at or below the median of similar positions at peer companies included in the market surveys referenced above, except that Mr. Horn’s salary was between the median and the 75th percentile. Mr. Sherman’s base salary remained below the 25th percentile. At Mr. Sherman’s request, the Board has not raised Mr. Sherman’s salary since he commenced employment with the Corporation in September 2001.
     Annual Cash Incentives
     We provide annual cash incentive awards under our Management Incentive Plan. These short-term cash incentives are designed to reward the achievement of financial results measured over the current fiscal year. In addition, as referenced below, in order to provide a mechanism to reward individual performance, a portion of each NEO’s annual cash incentive bonus award has historically been payable at the Board’s discretion.
     The Compensation Committee selects the financial performance goals applicable to the Management Incentive Plan, which may be based on one or more criteria. For the 2007 executive bonus program, the Compensation Committee had utilized the following performance criteria and weightings for cash incentive bonus awards:
•	Return on Net Tangible Assets: 20% weighting;

•	Cash Flow: 20% weighting;

•	Year-Over-Year Comparison of Earnings before Interest, Taxes, and Amortization (“EBITA”): 35% weighting; and

•	Discretionary Individual Performance Bonus: 25%.
     After careful consideration and consultation with Mercer and management, the Committee adopted a new corporate bonus program for 2008 (the “2008 Bonus Program”), in which the NEOs participated. The Committee selected substantially different financial performance criteria for the 2008 Bonus Program, as follows:
•	Earnings Before Taxes (“EBT”); and

•	Discretionary Individual Performance Bonus.
     The 2008 Bonus Program established a bonus pool equivalent to 18.5% of EBT for the entire company. Of this bonus pool amount, 8.5% is attributable to corporate office personnel (the “Corporate Office Bonus Pool”), in which the NEOs participate. EBT is calculated as Earnings before Interest, Taxes and Amortization (“EBITA”) less an interest charge based upon the Company’s weighted average cost of capital multiplied by average net tangible assets.
     The Committee adopted the 2008 Bonus Program for the following reasons:
•	The new program eliminates the year-over-year earnings improvement criteria and replaces it with a current year EBT performance criteria. This change focuses management’s efforts on maximizing current year profitability rather than compensating for relative year-to-year changes in profitability.

•	The new plan eliminates the connection of bonus amounts to achievement of operating plan goals (Return on Net Tangible Assets and Cash Flow). Achievement of operating plan or lack thereof can be influenced by non-controllable macroeconomic factors. The Committee believes that an EBT-based performance criteria provides a more effective incentive to maximize profitability in all market environments and more closely aligns management awards to the financial interests of shareholders.

•	The 2008 Bonus Program provides for a discretionary bonus component. The Committee believes that the ability to incentivize individual achievement by executives is important to the Company’s success. In addition, the Committee believes it is critical to have the ability to offer market competitive compensation and to retain key personnel even if overall profitability is down. The discretionary portion of the bonus program provides the Committee with this tool. Any payments under the discretionary bonus component are in addition to any awards under the EBT pool.
     For 2008, the Committee allocated the following percentages of the EBT Corporate Office Bonus Pool (which consists of 8.5% of total company EBT) to the executive officers, as follows:
•	Floyd Sherman – 10.0%;

•	Charles Horn – 5.75%;

•	Morris Tolly – 5.75%;

•	Don McAleenan – 5.25%; and

•	Fred Schenkel – 3.50%.
     In selecting the above EBT-based bonus percentages, the Committee reviewed actual bonus payments made to the executive officers over the past few years under the prior bonus plan and compared those payments to the pro-forma amounts that would have been earned if the 2008 Bonus Program performance criteria were in place during those years. The Committee determined that the average bonus payments to the NEOs over the prior four years would have been less under the new program by amounts ranging from 16.5% to 25% and that the volatility of bonus payment amounts year-over-year would also have been reduced under the new plan.
     With respect to the discretionary bonus criteria, the Compensation Committee determined that the NEOs would be eligible for a maximum discretionary payment of up to 25% of their base salary in order to provide a mechanism to reward each NEO’s individual performance and contribution to the business, as well as to provide an effective retention incentive.
     At the time of adopting the 2008 Bonus Program, it was expected that the Company would realize negative EBT for the 2008 year given the severe housing downturn and, therefore, that the NEOs would not earn any bonus amounts for 2008.  The Committee nevertheless adopted the 2008 Bonus Program based on the EBT performance criteria because the Committee and management agreed that the NEOs’ current bonus potential should be reduced in light of the continuing industry downturn, as well as the Company’s program to reduce operating expenses.  The Committee believes that the new bonus program will provide appropriate incentives to the management team when the Company returns to profitability.
     As expected, the Company incurred a significant operating loss for 2008 and the NEOs did not receive any payments under the EBT performance criteria. Given the expectation of negative EBT for the Company for the 2008 year, the actual “target bonus” for the NEOs for 2008 was limited to the maximum amount payable under the discretionary component of the bonus program, which was equal to 25% of their base salaries. This “target” award level is below the 25th percentile of our peer companies.
     As noted above, the Committee and the Board, in accordance with senior management’s recommendation, decided not to award any discretionary bonuses to the NEOs for performance in 2008. Although the Committee believes that the executive management team performed very well during the year, the Committee decided not to award discretionary bonuses as part of the Company’s expense control program.

     Long-Term Equity Incentives
     A key component of our executive compensation program includes rewards for long-term strategic accomplishments and enhancement of long-term stockholder value through the use of equity-based incentives. We believe that long-term incentive compensation performs an essential role in attracting and retaining executive talent and providing them with incentives to maximize the value of stockholders’ investments. Historically, the annualized value of the equity awards to our NEOs has been at or below the median of the market, with some variation.
     In a departure from past practice, and in accordance with senior management’s recommendation, the Committee decided not to grant additional equity awards to the Company’s executive officers in 2008 (except for a de minimis award to Mr. Tolly, as reflected in the “2008 Grants of Plan-Based Awards” table later in this Proxy Statement). In lieu of additional awards, the Committee and the Board approved the NEOs’ participation in the stock option exchange program (the “Exchange Program”) adopted in February 2008. Under the Exchange Program, Company employees who held stock options with exercise prices ranging from $17.90 to $23.87 per share could exchange those options for an equivalent number of replacement options with an exercise price as of May 22, 2008, the closing date of the exchange offer. The Committee and the Board implemented the Exchange Program because many of the Company’s key managers held stock options with exercise prices that substantially exceeded the market price of the Company’s Common Stock. The Committee and the Board believed that these “underwater” stock options no longer provided the long-term incentive and retention objectives they were intended to provide when granted. The Exchange Program was intended to remedy this situation by allowing key managers to exchange their “underwater” options for replacement stock options at the then current market price.
     Implementation of the Exchange Program facilitated the Company’s ability to provide long-term incentive and retention awards to key managers without the dilution resulting from new equity awards. The Exchange Program was approved by the Company’s stockholders at the 2008 annual meeting. The replacement options were granted at an exercise price of $7.15 per share (the closing price on May 22, 2008) and vest in equal installments over approximately three years. The replacement options granted to Mr. Sherman vest over approximately two years, which was the vesting period applicable to his replaced “underwater” options. Under the Exchange Program, an aggregate of 580,700 options held by the NEOs were exchanged for an equivalent number of new options at $7.15 per share. The value of the replacement options granted to the NEOs under this program is below the median of annual equity award values of our peer group. The incremental value of these replacement options is reflected in the “2008 Grants of Plan-Based Awards” table later in this Proxy Statement.
     Executive Benefits and Perquisites
     The Corporation seeks to maintain an egalitarian culture in its facilities and operations. The Corporation does not provide its officers with parking spaces or separate dining or other facilities. Corporation-provided air travel for officers is for business purposes only. The Corporation’s health care, insurance, 401(k) plan, and other welfare and employee-benefit programs are the same for all eligible employees, including the NEOs, except that employees making over $100,000 annually make higher monthly contributions for their health insurance benefits. The Corporation has no outstanding loans of any kind to any of its executive officers.
     Perquisites for our executives, including the named executive officers, are very limited. Other than allowances to the executives for automobiles, our executives are eligible for the same benefits as all other employees. The perquisites and other benefits provided to our named executive officers are set forth in the “All Other Compensation” column of the “Summary Compensation Table” later in this Proxy Statement.
     Post-Termination Compensation
     The Board believes that severance benefits are necessary in order to attract and retain the caliber and quality of executive that Builders FirstSource needs in its most senior positions.
     The Corporation has entered into employment agreements with Messrs. Sherman, Horn, Tolly, and McAleenan. The terms of these agreements are described under the caption “Employment Agreements” later in this Proxy Statement. These agreements provide the Corporation with protection in the form of restrictive covenants, including non-competition, non-solicitation, and confidentiality covenants. The Board considered the advisability of using employment agreements with its executive officers and determined that they are in the best interests of the Corporation insofar as they permit the Corporation to achieve its goals of attracting and retaining the best possible executive talent while obtaining post employment non-competition and non-solicitation covenants from executive officers.

     Under the terms of their employment agreements, Messrs. Sherman, Horn, Tolly, and McAleenan are entitled to certain severance benefits in the event their employment is terminated by the Corporation without “cause” or by the NEO under certain circumstances, as described in the employment agreements. These severance benefits include salary continuation for a period of one year (for Messrs. Horn, Tolly, and McAleenan) and up to two years for Mr. Sherman (depending on the expiration date of the then-current term of his agreement), continuation of health and welfare benefits during this period, and a payment equal to the average annual bonus amount paid to the executive for the prior two fiscal years (for Messrs. Horn, Tolly, and McAleenan). These severance benefits are described under the caption “Potential Payments Upon Termination or Change in Control” later in this Proxy Statement.
     Retirement / Post-Employment Benefits
     The Corporation does not provide any retirement programs or benefits to its NEOs other than its 401(k) program, which is available to all employees. This is consistent with our emphasis on direct compensation and our philosophy of maintaining an egalitarian culture.
     Equity Grant Practices
     The only new equity awards that were granted to our NEOs in 2008 were in connection with the Exchange Program (except for a de minimis award to Mr. Tolly), as discussed above. In prior years, the Board’s practice has been to grant annual equity awards to our NEOs following the release of earnings in February. We do not engage in the practice of timing grants with the release of non-public information. We utilize the closing price on the grant date to establish the exercise price of stock options under our equity plans.
     Tax Deductibility Policy
     The Board of Directors has carefully considered the implications of Section 162(m) of the Internal Revenue Code. The Board of Directors believes tax deductibility of compensation is an important consideration. Accordingly, the Board of Directors, where possible and considered appropriate, strives to preserve corporate tax deductions, including the deductibility of compensation to NEOs. Amounts paid under the Corporation’s 2005 Equity Incentive Plan and the Management Incentive Plan following the Corporation’s initial public offering and prior to this annual meeting will not be subject to the Section 162(m) deduction limitations.
     The Board of Directors also reserves flexibility, where it is deemed necessary and in the best interests of the Corporation and its stockholders to continue to attract and retain the best possible executive talent, to approve compensation arrangements that are not necessarily fully tax deductible to the Corporation. In this regard, certain portions of compensation paid to the NEOs may not be deductible for federal income tax purposes under Section 162(m). The Board of Directors will continue to review the Corporation’s executive compensation practices to determine which elements of executive compensation qualify as “performance-based compensation” under the Code.

Summary Compensation Table
     The following table sets forth the cash and other compensation that we paid to our NEOs, or that was otherwise earned by our NEOs, for their services in all capacities during 2008, 2007, and 2006.
          The supplemental tables presented in the footnotes to the Summary Compensation Table are provided as additional information for our stockholders and are not intended as a substitute for the information presented in the Summary Compensation Table, which is required by SEC rules.

								Non-Equity
				Stock		Option		Incentive Plan	All Other
		Salary	Bonus	Awards		Awards		Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(2)		($)(3)	($)(4)	($)
Floyd F. Sherman,	2008	600,000		1,980,000	(1)	1,255,535	(2)	—	—	3,835,535	(1)(2)
President and Chief	2007	600,000		1,650,000	(1)	845,181		147,000	—	3,242,181
Executive Officer	2006	600,000		—		—		506,016	—	1,106,016

Charles L. Horn,	2008	441,346		422,947	(1)	338,206	(2)	—	16,877	1,219,376	(1)(2)
Senior Vice President and	2007	375,000	200,000 (5)	403,606		275,849		92,180	17,760	1,364,395
Chief Financial Officer	2006	362,885		268,722		187,367		317,484	401,828 (6)	1,538,286

Morris E. Tolly,	2008	444,231		536,132	(1)	199,139	(2)	—	2,719	1,182,221	(1)(2)
Senior Vice President —	2007	400,000		570,414		153,299		97,440	5,260	1,226,413
Operations

Donald F McAleenan,	2008	386,538		375,527	(1)	300,604	(2)	—	15,873	1,078,542	(1)(2)
Senior Vice President and	2007	360,000		358,406		245,142		87,957	17,760	1,069,265
General Counsel	2006	349,231		238,793		166,384		304,299	17,512	1,076,219

Frederick B Schenkel,	2008	249,077		65,740	(1)	52,615	(2)	—	12,695	380,127	(1)(2)
Vice President —	2007	242,000		62,740		42,914		51,755	14,860	414,269
Manufacturing	2006	239,308		41,773		29,140		180,507	14,612	505,340

(1)	Represents the dollar amount recognized for financial statement reporting purposes for restricted stock awards for the applicable fiscal year in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (which we refer to as “FAS 123R”), and thus includes amounts for awards granted in and/or prior to the applicable fiscal year. The fair value of the stock awards was equal to the closing price of our Common Stock on the grant date.

No stock awards were granted to the NEOs in 2008, other than a grant of 6,850 shares to Mr. Tolly. The 2007 and 2008 restricted share expense for Mr. Sherman relates to an award granted to him in 2007, which is the only grant of restricted shares Mr. Sherman has received since beginning employment with the Corporation in September 2001.

FAS 123R Expense vs. Market Value of Stock Awards. Due to the decline in the price of our Common Stock, the annual expense that would be recognized if the value of the restricted stock awards was calculated as of December 31, 2008 is significantly less than the amount reflected in the “Stock Awards” column for 2008. If the restricted stock awards reflected in this column were valued based on the market value of our Common Stock as of December 31, 2008, rather than on the grant date in accordance with FAS 123R, the annual accounting expense would differ as shown in the following supplemental table.

FAS 123R Expense vs. Expense Calculated at 12/31/08
(Supplemental Table)

	Based on Grant Date Fair Value			Based on 12/31/08 Market Value ($1.53 per share)

	2008	Prior Year	Total 2008	2008	Prior Year	Total Annual
	Grants	Grants	Expense	Grants	Grants	Expense
Name	($)	($)	($)(a)	($)	($)	($)
Floyd F. Sherman	—	1,980,000	1,980,000	—	168,300	168,300
Charles L. Horn	—	422,947	422,947	—	29,529	29,529
Morris E. Tolly	12,747	523,385	536,132	2,911	41,871	44,782
Donald F. McAleenan	—	375,527	375,527	—	26,214	26,214
Frederick B. Schenkel	—	65,740	65,740	—	4,590	4,590

(a) Reflects values in the “Stock Awards” column of the Summary Compensation Table.

(2)	Represents the dollar amount recognized for financial statement reporting purposes for the applicable fiscal year, in accordance with FAS 123R, of stock option awards, and thus includes amounts for awards granted in and/or prior to the applicable fiscal year. The FAS 123R expenses for option awards shown are based on the Black-Scholes valuations of stock options granted, which in turn are based on the value of our Common Stock on the date of grant, which was higher than its market value at December 31, 2008. The assumptions used in determining the grant date fair values of these awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

Except for a grant of 14,600 options to Mr. Tolly, the only option awards that were granted to the NEOs in 2008 were made in connection with a stock option exchange program (the “Exchange Program,” as described in more detail below) under which the Corporation’s employees, including the NEOs, were given the opportunity to exchange on a one-for-one basis certain “underwater” options for new options having an exercise price equal to the fair market value of the Common Stock as of the date of the exchange.

FAS 123R Expense vs. Market Value of Option Awards. Due to the decline in the value of our Common Stock, the option awards for which expenses are shown in this column are “out of the money” and have no intrinsic value (calculated as the difference between the price of our Common Stock as of the market close on December 31, 2008 ($1.53 per share) and the option exercise price), as reflected in the supplemental table below. If, instead, the valuation for annual expense for the same options was calculated as if those options were granted on December 31, 2008 using similar assumptions as used when the options were granted, the expense associated with the options would be very significantly lower, as reflected in the supplemental table below. For example, as shown below, if the total value of options granted to Mr. Sherman was calculated in accordance with the Black-Scholes model as if the options were granted on December 31, 2008, the annual expense would be $101,927.
Intrinsic Value of Stock Options vs. FAS 123R Expense vs. Expense Calculated at 12/31/08
(Supplemental Table)

					Annual Expense
		Intrinsic	FY2008	Total Fair	Using Fair
		Value as	Expense	Value if	Value as if
	Total	of	per	Granted on	Granted on
	Options	12/31/08	FAS 123R	12/31/08	12/31/08
Name	(#)	($)	($)(a)	($)	($)
Floyd F. Sherman	330,000	—	1,255,535	203,854	101,927
Charles L. Horn	96,400	—	338,206	63,414	21,138
Morris E. Tolly	68,200	—	199,139	44,863	14,954
Donald F. McAleenan	85,700	—	300,604	56,375	18,792
Frederick B. Schenkel	15,000	—	52,615	9,867	3,289

(a) Reflects values in the “Option Awards” column of the Summary Compensation Table.

(3)	Reflects annual cash incentive awards earned under the Corporation’s Management Incentive Plan. No annual incentive awards were paid to any of the NEOs for 2008. For information regarding our Management Incentive Plan, see the discussion in “Compensation Discussion and Analysis.”

(4)	Amounts include the following:

Employer Contributions to 401(k) Plan. Each of Messrs. Horn, Tolly, McAleenan, and Schenkel received a 50% match for their contributions up to 6% of their annual compensation.

Auto Allowance. Messrs. Horn, McAleenan, and Schenkel each received a car allowance. We value auto allowances based on the actual payments made to the executives.

(5)	Mr. Horn received a discretionary bonus in 2007 in recognition of his significant contributions to the Corporation in connection with the achievement of certain internal control effectiveness and process improvement goals.

(6)	In 2006, Mr. Horn received relocation assistance of $246,701 in connection with the sale of his home, which consisted of mortgage payments, property taxes, utility bills, certain other upkeep expenses, and the loss incurred in connection with the sale of the home (exclusive of real estate commissions). The relocation assistance is valued based on the actual payments made. The relocation assistance of $246,701 was grossed up by $137,615 to cover Mr. Horn’s tax obligations. This was comprised of a gross up to cover federal income and Medicare taxes on the relocation assistance.
2008 Grants of Plan-Based Awards
The following table below sets forth the individual grants of plan-based awards made to each of our NEOs during 2008.

					All Other	All Other
			Estimated Future		Stock	Option
			Payouts Under		Awards:	Awards:	Exercise	Grant Date
			Non-Equity Incentive		Number	Number of	or Base	Fair Value
			Plan Awards		of Shares	Securities	Price of	of Stock
			(2)		of Stock	Underlying	Option	and Option
	Grant	Approval	Threshold	Target	or Units	Options	Awards	Awards
Name	Date	Date(1)	($)	($)	(#)(3)	(#)(4)	($/Sh)	($)
Floyd F. Sherman			0	150,000
	5/22/08	2/26/08				330,000 (1)	7.15	723,954	(5)

Charles L. Horn			0	112,500
	5/22/08	2/26/08				96,400 (1)	7.15	224,790	(5)

Morris E. Tolly			0	112,500
	2/26/08				6,850			45,895	(6)
	2/26/08					14,600	6.70	40,087	(6)
	5/22/08	2/26/08				53,600 (1)	7.15	124,968	(5)

Donald F. McAleenan			0	97,500
	5/22/08	2/26/08				85,700 (1)	7.15	199,816	(5)

Frederick B Schenkel			0	62,500
	5/22/08	2/26/08				15,000 (1)	7.15	34,976	(5)

(1)	Grants of new options in return for the cancellation of an equivalent number of underwater options granted in prior years, as described in “Option Repricing” below, were approved by the Board on February 26, 2008, subject to approval by the Company’s stockholders at the Company’s annual meeting on May 22, 2008.

(2)	Represents threshold and target payout levels for 2008 performance under the Management Incentive Plan. The Management Incentive Plan did not set forth target payout amounts for 2008. The amounts shown here as target payouts are representative amounts based on (i) a full payout of the portion of the bonus based on discretionary individual performance plus (ii) a payout of the portion of the bonus that would be earned if 2008 financial performance were equal to 2007 financial performance. There is no maximum payout level. No amounts were paid to the NEOs for 2008 under the Management Incentive Plan, as reported under the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” For more information regarding the Management Incentive Plan, see the discussion in “Compensation Discussion and Analysis.”

(3)	Reflects awards of time-vesting restricted stock under the 2005 Equity Incentive Plan. Mr. Tolly’s restricted stock vests in three equal annual installments on each of the first, second, and third anniversaries of the grant date. None of the other NEOs received restricted stock awards in 2008.

(4)	Reflects awards of time-vesting stock options granted under the 2007 Incentive Plan, with regard to Mr. Tolly’s options granted February 26, 2008, and under the 2005 Equity Incentive Plan with regard to the other options. The exercise price of the options is equal to the closing price of the Corporation’s Common Stock on the date of the grant. For Mr. Sherman, the options vest in two equal annual installments on February 26, 2009 and 2010. For the other NEOs, the options vest in three equal annual installments on each of February 26, 2009, 2010, and 2011. The options expire ten years from the grant date.

(5)	Represents the incremental fair value of options granted on May 22, 2008 in return for the cancellation of an equivalent number of underwater options granted in prior years, as described in “Option Repricing.” The methodology used in determining the incremental fair value of the awards is set forth in Note 10, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(6)	Represents the grant date fair value of such award. The grant date fair value of the awards is determined pursuant to FAS 123R. The assumptions used in determining the grant date fair values of the awards are set forth in Note 2, “Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.
Employment Agreements
     We have employment agreements with Messrs. Sherman, Horn, Tolly, and McAleenan that include the terms described below. Additional information regarding the severance benefits provided under the employment agreements may be found under “Potential Payments Upon Termination or Change in Control.”
     Mr. Sherman.  Mr. Sherman’s employment agreement was entered into on September 1, 2001 and amended on June 1, 2005 and October 29, 2008. His agreement has a two-year term, with automatic renewals each year commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days notice of non-renewal. Mr. Sherman’s employment agreement sets his base salary at $600,000, subject to annual review and increase as deemed appropriate by the Board of Directors. At his request, Mr. Sherman’s base salary has remained unchanged since September 2001. Mr. Sherman’s employment agreement also provides that Mr. Sherman will be eligible for an annual cash incentive bonus of up to 133% of his base salary, as determined by the Board of Directors. The Board of Directors may increase the amount of Mr. Sherman’s bonus if it deems such an increase appropriate. Pursuant to his employment agreement, Mr. Sherman is entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.
     Messrs. Horn, Tolly, and McAleenan.  The employment agreements with Messrs. Horn, Tolly, and McAleenan were entered into on January 15, 2004 and amended on October 29, 2008. Each of these agreements has a one-year term, with automatic one-year renewals commencing on the first anniversary of the effective date of the employment agreement, unless either party provides at least 90 days notice of non-renewal. For 2008, the minimum base salaries of Messrs. Horn, Tolly, and McAleenan were $450,000, 450,000, and $390,000, respectively. These amounts were increased from $375,000, $400,000, and $360,000, respectively, effective on February 4, 2008. The employment agreement of each of Messrs. Horn, Tolly, and McAleenan provides for the payment of an annual cash incentive bonus with a minimum target of 100% of their salary. The employment agreements also provide that the executives are entitled to fully participate in all (i) health and dental benefits and insurance programs, (ii) life and short- and long-term disability benefits and insurance programs, and (iii) defined contribution and equity compensation programs, all as available to senior executive officers of the Corporation generally.
Option Repricing
     In February 2008, as a result of the downturn in the single-family homebuilding industry in 2006 and 2007 and the resulting deterioration in the stock price of many companies engaged in the industry over that period, including Builders FirstSource, the Board determined that a significant number of our key managers held stock options with exercise prices that substantially exceeded the then current market price of our Common Stock. The Board of Directors determined that those options no longer provided the long-term incentive and retention objectives they were intended to provide. As a result, the Board approved an exchange offer intended to address that situation by providing key managers with an opportunity to exchange their underwater option grants (the “Underwater Options”) for new option grants (the “New Options”). The Board of Directors approved this exchange offer in lieu of granting additional options in 2008 to the key managers who were eligible optionholders (other than de minimis grants to a few key managers). The exchange offer was approved by the stockholders of the Company on May 22, 2008 (the “New Option Grant Date”).

     As a result of the exchange offer, 943,200 Underwater Options with exercise prices ranging from $17.90 to $23.87 per share were exchanged for New Options with an exercise price of $7.15 per share, the closing price of our Common Stock as reported on the NASDAQ Stock Market on the New Option Grant Date. The Underwater Options exchanged in the exchange offer included 330,000, 96,400, 53,600, 87,500, and 15,000 Underwater Options held by Messrs. Sherman, Horn, Tolly, McAleenan, and Schenkel, respectively. Regardless of the vesting status of the Underwater Options, the New Options were unvested on the New Option Grant Date and vest as follows (i) for Floyd Sherman, our President and Chief Executive Officer, one-half of his New Options become exercisable on each of February 26, 2009 and 2010 and (ii) for all of the other Eligible Optionholders, including Messrs. Horn, Tolly, McAleenan, and Schenkel, one-third of the New Options become exercisable on each of February 26, 2009, 2010, and 2011. All the New Options expire on May 22, 2018, regardless of the expiration date of the options that were exchanged for them. Except with regard to the new exercise price, vesting schedule, and termination date, the terms of the New Options are essentially identical to the terms of the Underwater Options.
2008 Outstanding Equity Awards at Fiscal Year-End
     The following table provides information concerning equity awards that are outstanding as of December 31, 2008 for each of our NEOs.

	Option Awards						Stock Awards
									Market
	Number of		Number of				Number of		Value of
	Securities		Securities				Shares or		Shares or
	Underlying		Underlying				Units of		Units of
	Unexercised		Unexercised		Option		Stock That		Stock That
	Options		Options		Exercise	Option	Have Not		Have Not
	(#)		(#)		Price	Expiration	Vested		Vested
Name	Exercisable		Unexercisable		($)	Date	(#)		($)(1)
Floyd F. Sherman	235,753	(2)			3.15	1/16/12
			330,000	(3)	7.15	5/22/18
							110,000	(4)	168,300

Charles L. Horn	147,650	(2)			3.15	1/16/12
	74,523	(5)			3.15	2/27/14
			96,400	(6)	7.15	5/22/18
							12,868	(7)	19,688
							12,867	(8)	19,687

Morris E. Tolly	10,800	(9)			3.15	1/1/13
	62,500	(5)			3.15	2/27/14
			14,600	(10)	6.70	2/26/18
			53,600	(6)	7.15	5/22/18
							7,134	(7)	10,915
							7,134	(8)	10,915
							6,850	(11)	10,481

Donald F. McAleenan	236,714	(12)			3.15	1/16/12
	46,295	(5)			3.15	2/27/14
			85,700	(6)	7.15	5/22/18
							11,434	(7)	17,494
							11,400	(8)	17,442

Frederick B. Schenkel	5,000	(13)			3.15	2/11/12
	10,400	(9)	2,600	(9)	3.15	1/1/13
	5,000	(5)			3.15	2/27/14
			15,000	(6)	7.15	5/22/18
							2,000	(7)	3,060
							2,000	(8)	3,060

(1)	Reflects the value as calculated using the closing market price of our Common Stock as of December 31, 2008 ($1.53).

(2)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options vested in four equal tranches on each of September 1, 2002, 2003, 2004, and 2005.

(3)	Stock options awarded to the executive on May 22, 2008 under the 2005 Equity Incentive Plan. The options vest in two equal tranches on each of February 26, 2009 and 2010. These options were received in exchange for the cancellation of pre-existing options pursuant to an exchange offer described above and approved by the stockholders at the annual meeting on May 22, 2008.

(4)	Restricted stock awarded to the executive on February 27, 2007 under the 2005 Equity Incentive Plan. The restricted shares vest on February 27, 2009.

(5)	Stock options awarded to the executive on March 1, 2004 under the 1998 Stock Incentive Plan. The options vested based on the Corporation achieving specified performance targets as follows: (i) one sixth on December 31, 2004, based on performance targets for 2004, (ii) one sixth on December 31, 2005, based on performance targets for 2005, (iii) one sixth on December 31, 2006, based on performance targets for 2006, and (iv) one half on December 31, 2006, based on performance targets for the three-year period including 2004, 2005, and 2006.

(6)	Stock options awarded to the executive on May 22, 2008 under the 2005 Equity Incentive Plan. The options vest in three equal tranches on each of February 26, 2009, 2010, and 2011. These options were received in exchange for the cancellation of pre-existing options pursuant to an exchange offer described above and approved by the stockholders at the annual meeting on May 22, 2008.

(7)	Restricted stock awarded to the executive on February 14, 2006 under the 2005 Equity Incentive Plan. The restricted shares vest on February 14, 2009.

(8)	Restricted stock awarded to the executive on February 27, 2007 under the 2005 Equity Incentive Plan. The restricted shares vest in two equal tranches on each of February 27, 2009 and 2010.

(9)	Stock options awarded to executive on January 1, 2003 under the 1998 Stock Incentive Plan. The options vest based on the attainment of yearly financial targets on each of January 1, 2004, 2005, 2006, 2007, and 2008. If the targets were not met, any unvested options cliff vest on January 1, 2012.

(10)	Stock options awarded to the executive on February 26, 2008 under the 2007 Incentive Plan. The options vest in three equal tranches on each of February 26, 2009, 2010, and 2011.

(11)	Restricted stock awarded to the executive on February 26, 2008 under the 2005 Equity Incentive Plan. The restricted shares vest in three equal tranches on each of February 26, 2009, 2010, and 2011.

(12)	Stock options awarded to the executive on January 16, 2002 under the 1998 Stock Incentive Plan. The options were 20% vested on the date of grant and an additional 20% vested on each of September 1, 2002, 2003, 2004, and 2005.

(13)	Stock options awarded to the executive on February 11, 2002 under the 1998 Stock Incentive Plan. The options vested based on the attainment of yearly financial targets on each of February 11, 2003, 2004, 2005, 2006, and 2007.

2008 Option Exercises and Stock Vested
     The following table provides information regarding the vesting of restricted stock awards held by our NEOs in 2008. No stock options were exercised by our NEOs during 2008.

	Stock Awards
	Number of
	Shares
	Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
Floyd F. Sherman	110,000	$761,200
Charles L. Horn	19,299	$130,719
Morris E. Tolly	27,367	$124,139
Donald F. McAleenan	17,133	$116,045
Frederick B. Schenkel	3,000	$20,320

(1)	Reflects the value as calculated by multiplying the number of shares of stock by the closing market price of our Common Stock on the date of vesting.
Potential Payments Upon Termination or Change in Control
     As described above in the narrative following the “2008 Grants of Plan-Based Awards” table, we entered into employment agreements with four of our NEOs, which, among other things, provide benefits to such NEOs in the event of a termination of employment under certain circumstances.
Mr. Sherman’s Agreement
     Termination without Cause.  Mr. Sherman’s employment agreement provides that if he is terminated by the Corporation without “cause” (as defined in the employment agreement) he will be entitled to payment of his annual base salary and health and welfare benefits for the remainder of the term of the employment agreement.
     Termination by Reason of Executive’s Death or Disability.  The agreement also provides that, upon Mr. Sherman’s termination of employment by reason of his death or disability, Mr. Sherman (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after his date of termination. In the event of Mr. Sherman’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments he receives under the Corporation’s plans.
     Restrictive Covenants.  During his employment with the Corporation and for one year thereafter, Mr. Sherman may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, Mr. Sherman may not solicit any employees of the Corporation or any of its subsidiaries during his employment with the Corporation and for two years thereafter.
Agreements with Messrs. Horn, Tolly, and McAleenan
     Termination by the Corporation without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination.  Under each of these employment agreements, in the event that (i) the executive’s employment is terminated by us without “cause” (as defined in the employment agreement), (ii) the executive terminates his employment because of a material adverse diminution in job title or responsibilities or a relocation of his principal place of employment more than 100 miles from its current location without his consent, (iii) we notify the executive of our intent not to renew the employment agreement and the executive delivers a “notice of resignation” (as defined in the employment agreement) within 90 days of receipt of the notice of non-renewal, or (iv) the executive’s employment is terminated by mutual consent and the parties enter into an agreement whereby the executive agrees to be bound by the post-termination restrictive covenants in the agreement (described below), the executive will be entitled to continuation of his base salary and health benefits for one year after the date of termination plus payment of an amount equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

     Termination by Reason of Executive’s Death or Disability.  The agreements also provide that, upon the executive’s termination of employment by reason of his death or disability, the executive (or his beneficiaries) will be entitled to continuation of his base salary and health benefits for one year after the date of termination. In the event of executive’s disability, this amount will be reduced by the proceeds of any short- and/or long-term disability payments the executive receives under the Corporation’s plans.
     Restrictive Covenants.  During the executive’s employment with us and for one year thereafter, the executive may not disclose confidential information and may not directly or indirectly compete with the Corporation. In addition, the executive may not solicit any employees of the Corporation or any of its subsidiaries during his employment with us and for two years thereafter.
Summary of Termination Payments and Benefits
     The following table summarizes the value of the termination payments and benefits that our NEOs would receive if they had terminated employment on December 31, 2008 under the circumstances shown. The amounts shown in the table exclude distributions under our 401(k) retirement plan and any additional benefits that are generally available to all of our salaried employees.

	Mr. Sherman	Mr. Horn	Mr. Tolly	Mr. McAleenan	Mr. Schenkel
Reason for Termination:

By Corporation Without Cause; Certain Terminations by the Executive; Non-Renewal of Employment Agreement; Mutual Consent to Termination(1)
Cash Severance(2)	$999,452	$496,090	$498,720	$433,979	$—
Health & Welfare Continuation(3)	17,407	7,191	8,827	7,462	—

Total Estimated Value of Payments and Benefits(4)	$1,016,859	$503,281	$507,547	$441,441	$—

Death or Disability(5)
Cash Severance(6)	$600,000	$450,000	$450,000	$390,000	—
Health & Welfare Continuation(7)	10,450	7,191	8,827	7,462	—

Total Estimated Value of Payments and Benefits(4)	$610,450	$457,191	$458,827	$397,462	$—

(1)	Mr. Sherman will only receive these benefits upon a termination of his employment by the Corporation without cause. In the case of a termination by mutual consent of a named executive officer with an employment agreement (other than Mr. Sherman), the officer must agree to be bound by certain post-termination restrictive covenants in order to be eligible to receive these benefits.

(2)	For Mr. Sherman, includes the dollar value of continuation of his annual base salary for the remainder of the term of the employment agreement (one year and eight months). For Messrs. Horn, Tolly, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year and a lump sum payment equal to his “average bonus compensation” (defined in the employment agreements as an amount equal to the average of the annual bonus amounts earned by the executive under the Corporation’s annual incentive plan during the two most recent fiscal years ended prior to the executive’s date of termination).

(3)	For Mr. Sherman, the dollar value represents the cost of providing continued health and welfare benefits to the executive for the remainder of the term of the employment agreement (one year and eight months). For Messrs. Horn, Tolly, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

(4)	Payments of cash severance under these agreements will be made in accordance with the Corporation’s regular payroll practices.

(5)	Does not include the dollar value of potential short-term and/or long-term disability payments.

(6)	For Messrs. Sherman, Horn, Tolly, and McAleenan, includes the dollar value of continuation of the executive’s then-current base salary for a period of one year. In the case of disability, this amount shall be reduced by the proceeds of any short- and/or long-term disability payments.

(7)	For Messrs. Sherman, Horn, Tolly, and McAleenan, the dollar value represents the cost of providing continued health and welfare benefits to the executive for one year after his date of termination of employment.

Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC.

Submitted by the Compensation Committee: Cleveland A. Christophe (Chairman) Ramsey A. Frank Kevin J. Kruse
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee consists of Messrs. Christophe, Frank, and Kruse. No member of the Compensation Committee was an officer or employee of Builders FirstSource or any of its subsidiaries during the last fiscal year or at any other time or had any relationship with the Corporation requiring disclosure under Item 404 of Regulation S-K. No member of the Compensation Committee was an executive officer of another entity on whose compensation committee or board of directors an executive officer of the Corporation served. Additionally, no executive officer of the Corporation served as a member of the board of directors or compensation committee of another entity, one of whose executive officers served on the Compensation Committee or the Board of Builders FirstSource.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
     The Corporation’s Code of Business Conduct and Ethics and its Supplemental Code of Ethics, both of which are in writing, provide guidelines for identifying, reviewing, approving, and ratifying related party transactions. Related party transactions include those transactions that create an actual, apparent, or potential conflict of interest. Related party transactions involving the Corporation’s Chief Executive Officer, President, Chief Financial Officer, or Controller (or persons forming similar functions) must be submitted to the General Counsel for review. If the General Counsel determines that an actual or apparent conflict of interest exists, the transaction must be submitted to the Audit Committee for approval. The directors and executive officers, as well as all other employees of the Corporation, must obtain a waiver for any activity that violates the Corporation’s Code of Business Conduct and Ethics. The Corporation’s Compliance Committee is responsible for the administration of the Code of Business Conduct and Ethics. However, only the Audit Committee may waive any violation of this code by directors or executive officers.
     In the ordinary course of business and on terms no less favorable to us than we could obtain from unaffiliated third parties, in 2008 we purchased $2.8 million in windows and related products from PGT, Inc., through its wholly-owned subsidiary, PGT Industries, Inc. PGT, Inc. is controlled by an affiliate of JLL Partners, Inc. Another affiliate of JLL Partners, Inc. is the beneficial owner of more than five percent of the Corporation’s outstanding Common Stock. From January 1, 2009 through February 28, 2009, we purchased $0.5 million in windows and related products from PGT Industries, Inc. We will most likely continue such purchases in the foreseeable future. Our President, Chief Executive Officer, and Director, Floyd F. Sherman, and our Directors, Paul S. Levy, Ramsey A. Frank, and Brett N. Milgrim, are also directors of PGT, Inc.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the external auditors on matters such as accounting, audits, compliance, controls, disclosure, finance, and risk management. The Board of Directors affirmatively determined that all Audit Committee members are financially literate and possess “financial sophistication” as defined by the NASDAQ rules. The Board of Directors designated the Chairman of the Audit Committee, Robert C. Griffin, and committee members Cleveland A. Christophe and Craig A. Steinke as audit committee “financial experts” under the SEC’s guidelines.
     The Audit Committee’s purposes and responsibilities are described in its charter, available on the Governance section of the Corporation’s website. They include overseeing the integrity of the Corporation’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the external auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation’s internal audit function. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting and the assessment of, and reporting on, the effectiveness of internal control over financial reporting.
     In this context, the Audit Committee has reviewed and discussed, with management and the external auditors, the Corporation’s audited financial statements for the year ended December 31, 2008. The Audit Committee has discussed with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended or supplemented. In addition, the Audit Committee has received from the external auditors the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with them their independence from the Corporation and its management. The Audit Committee has considered whether the external auditors’ provision of non-audit services to the Corporation is compatible with the auditors’ independence.
     Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.
Submitted by the Audit Committee:
Robert C. Griffin (Chairman)
Cleveland A. Christophe
Craig A. Steinke
EXECUTIVE OFFICERS OF THE REGISTRANT
     The executive officers of Builders FirstSource and their ages (as of March 31, 2009) are as follows:
     Floyd F. Sherman, President, Chief Executive Officer, and Director, age 69.  Mr. Sherman has been our Chief Executive Officer and a director since 2001, when he joined the Corporation. He served as President of the Corporation from 2001 until October 2006 and from February 2008 to the present. Prior to joining the Corporation, he spent 28 years at Triangle Pacific/Armstrong Flooring, the last nine of which he served as Chairman and Chief Executive Officer. Mr. Sherman is currently a director of PGT, Inc. and C.H.I. Overhead Doors, Inc. Mr. Sherman has over 40 years of experience in the building products industry. A native of Kerhonkson, New York, and a veteran of the U.S. Army, Mr. Sherman is a graduate of the New York State College of Forestry at Syracuse University. He also holds an M.B.A. degree from Georgia State University.
     Charles L. Horn, Senior Vice President and Chief Financial Officer, age 48.  Mr. Horn joined the Corporation in May 1999 as Vice President — Finance and Controller. He was promoted to Senior Vice President and CFO in May 2000. Prior to joining the Corporation, Mr. Horn served in a variety of positions at Pier One Imports, most recently as Vice President and Treasurer. Prior to Pier One, he served as Vice President Finance/Chief Financial Officer of Conquest Industries. Mr. Horn also has seven years of public accounting experience with PriceWaterhouse. Mr. Horn is a C.P.A. and received his B.B.A. degree from Abilene Christian University and an M.B.A. from the University of Texas at Austin.
     Morris E. Tolly, Senior Vice President  — Operations, age 66. Mr. Tolly has been with the Corporation since 1998, when the Corporation acquired Pelican Companies, Inc. (“Pelican”), and has over 40 years of experience in the building products industry. Mr. Tolly was promoted to the position of Senior Vice President — Operations of the Corporation on January 25, 2007. He served in a myriad of roles at Pelican, including sales, Sales Manager, and General Manager. Mr. Tolly was an Area Vice President responsible for 12 locations at the time of Pelican’s acquisition. In 2000, he was promoted to President — Southeast Group with responsibility for 48 locations.
     Donald F. McAleenan, Senior Vice President and General Counsel, age 54.  Mr. McAleenan is a co-founder of the Corporation and serves as General Counsel. Prior to co-founding the Corporation in 1998, Mr. McAleenan served as Vice President and Deputy General Counsel of Fibreboard Corporation from 1992 to 1997. Mr. McAleenan was also Assistant General Counsel of AT&E Corporation and spent nine years as a securities lawyer at two New York City law firms. Mr. McAleenan has a B.S. from Georgetown University and a J.D. from New York University Law School.

     Frederick B. Schenkel, Vice President  — Manufacturing, age 59.  Mr. Schenkel joined the Corporation in 1998 when the Corporation acquired Builders Supply and Lumber (“BSL”) from Pulte Home Corporation. He became Vice President of the Corporation in 1999 and was promoted to Vice President — Manufacturing in 2002. Mr. Schenkel has more than 30 years of experience managing manufacturing facilities in the industry and, before joining BSL, held such positions as manufacturing manager for The Ryland Group, Inc., Vice President of Manufacturing for Diversified Homes Corporation of Maryland, and plant manager for Regional Building Systems, Inc. Mr. Schenkel holds a B.A. in accounting from Saint Bonaventure University.
OWNERSHIP OF SECURITIES
Securities Owned by Directors, Executive Officers, and Certain Beneficial Owners
     The following table sets forth certain information regarding the beneficial ownership, as of March 31, 2009, of our Common Stock by (i) each person known to us (based upon their Schedule 13D and 13G filings with the SEC) to hold greater than 5% of the total number of outstanding shares and (ii) each current director or named executive officer and all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of March 31, 2009 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 31, 2009, including upon the exercise of options. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders.
     Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

	Shares of	Percentage
	Common Stock	Ownership of Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned(2)	Owned(3)(4)
JLL Partners Fund V, L.P.(5)(6)	8,952,551.5	24.8
Warburg Pincus Private Equity IX, L.P.(7)(8)	9,055,392.5	25.1
Stadium Capital Management, LLC(9)(10)	5,353,858	14.8
T. Rowe Price Associates, Inc.(11)(12)	3,158,600	8.8
Paul S. Levy(5)(6)	8,952,551.5	24.8
David A. Barr(7)	9,055,392.5	25.1
Cleveland A. Christophe	17,563	*
Ramsey A. Frank(6)	—	*
Michael Graff(7)	9,055,392.5	25.1
Robert C. Griffin(13)	18,556	*
Kevin J. Kruse(7)	9,055,392.5	25.1
Brett N. Milgrim(6)	—	*
Craig A. Steinke	13,433	*
Floyd F. Sherman(14)	862,563	2.4
Charles L. Horn(15)	274,137	*
Morris E. Tolly(16)	155,702	*
Donald F. McAleenan(17)	449,121	1.2
Frederick B. Schenkel(18)	53,370	*
Directors, Director Nominees, and Executive Officers as a group (14 persons)	19,852,389	53.4

*	Percentage does not exceed one percent of the total outstanding class.

(1)	Unless otherwise indicated, the business address of each person named in the table is Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201.

(2)	The number of shares beneficially owned by each person or group as of March 31, 2009 includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after March 31, 2009, including upon the exercise of stock options.

(3)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of 36,065,720 shares of Common Stock outstanding on March 31, 2009 and the number of shares of Common Stock that such person or group had the right to acquire on or within 60 days of March 31, 2009, including upon the exercise of options.

(4)	Subject to dilution resulting from awards of Common Stock and exercise of options to acquire Common Stock under the 1998 Stock Incentive Plan, the 2005 Equity Incentive Plan, and/or the 2007 Incentive Plan.

(5)	Building Products, LLC is the direct record owner of 17,605,103 shares of our Common Stock, but has no power to vote or dispose of such shares of Common Stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, JLL Partners Fund V, L.P., a Delaware limited partnership (“JLL Fund V”), may be deemed to be the beneficial owner of 8,952,551.5 shares of Common Stock held by Building Products, LLC. The sole general partner of JLL Fund V is JLL Associates V, L.P., a Delaware limited partnership (“JLL Associates V”); the sole general partner of JLL Associates V is JLL Associates G.P. V, L.L.C., a Delaware limited liability company (“JLL Associates G.P.”); and the sole managing member of JLL Associates G.P. is Mr. Paul Levy. Each of JLL Fund V, JLL Associates V, JLL Associates G.P., and Mr. Levy may be deemed to be the beneficial owner of the securities reported as beneficially owned by JLL Fund V, with shared voting and investment power over such securities. Each of JLL Fund V, JLL Associates V, and JLL Associates G.P. has disclaimed beneficial ownership of our Common Stock. Mr. Levy has a pecuniary interest in only a portion of the shares set forth herein.

(6)	The business address for JLL Partners Fund V, L.P., JLL Associates V, L.P., JLL Associates G.P. V, L.L.C., and Messrs. Levy, Frank, and Milgrim is 450 Lexington Ave., 31st Floor, New York, New York 10017.

(7)	Includes 402,841 shares of Common Stock held directly by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), and 8,652,551.5 shares of Common Stock held by Building Products, LLC. Building Products, LLC is the direct record owner of 17,605,103 shares of our Common Stock, but has no power to vote or dispose of such shares of Common Stock. By virtue of its position as a member of Building Products, LLC and pursuant to the Amended and Restated Limited Liability Company Agreement of Building Products, LLC, WP IX may be deemed to be the beneficial owner of 8,652,551.5 shares of Common Stock held by Building Products, LLC. The sole general partner of WP IX is Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”); Warburg Pincus Partners LLC, a New York limited liability company (“WPP LLC”), is the sole member of WP IX LLC; Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP LLC; Warburg Pincus LLC, a New York limited liability company (“WP LLC”), manages WP IX; and Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC. By reason of the provisions of Rule 16a-1 of the Exchange Act, WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye, and Mr. Landy may be deemed to be the beneficial owners of the securities reported as beneficially owned by WP IX. Each of WP, WP LLC, WPP LLC, WP IX LLC, Mr. Kaye, and Mr. Landy all disclaim beneficial ownership of all shares of Common Stock except to the extent of any indirect pecuniary interest therein.

Messrs. Barr, Graff, and Kruse are Partners of WP and are Members and Managing Directors of WP LLC. As such, each may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act) in an indeterminate portion of the securities reported as beneficially owned by WP IX. Each of Messrs. Barr, Graff, and Kruse disclaims beneficial ownership of such securities except to the extent of any indirect pecuniary interest therein. None of Messrs. Barr, Graff, and Kruse directly own any shares of Common Stock.

(8)	The business address for Warburg Pincus Private Equity IX, L.P., Warburg Pincus IX, LLC, Warburg Pincus Partners LLC, Warburg Pincus & Co., Warburg Pincus LLC, and Messrs. Charles R. Kaye and Joseph P. Landy is 466 Lexington Avenue, New York, New York, 10017.

(9)	Alexander M. Seaver and Bradley R. Kent each have reported beneficial ownership of 5,353,858 shares of Common Stock. Stadium Relative Value Partners, L.P. (“SRV”) has reported beneficial ownership of 3,580,698 shares of Common Stock. Stadium Capital Management, LLC (“SCM”) is an investment advisor whose clients, including SRV, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the foregoing Common Stock.

Messrs. Seaver and Kent are the managing members of SCM, which is the general partner of SRV.

(10)	The business address for Stadium Capital Management, LLC is 19785 Village Office Court, Suite 101, Bend, Oregon 97702.

(11)	These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(12)	The business address for T. Rowe Price Associates, Inc. is 100 East Pratt St., Baltimore MD 21202.

(13)	A portion of these shares are held in a margin account.

(14)	Includes 400,753 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(15)	Includes 254,306 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(16)	Includes 96,032 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2009 under the 1995 Stock Incentive Plan, 2005 Equity Incentive Plan, and 2007 Incentive Plan.

(17)	Includes 311,575 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.

(18)	Includes 25,400 shares of Common Stock issuable upon exercise of options exercisable within 60 days of March 31, 2009 under the 1998 Stock Incentive Plan and 2005 Equity Incentive Plan.
Building Products, LLC
     On February 27, 2006, JLL Fund V and WP IX each acquired 50% of the limited liability company interests of Building Products, LLC. Building Products, LLC (on behalf of JLL Fund V) acquired shares of our Common Stock in a private purchase on December 6, 2006. WP IX acquired shares of our Common Stock in the open market on November 30, 2006, December 1, 2006, December 4, 2006, March 14, 2007, February 27, 2008, February 28, 2008, February 29, 2008, March 3, 2008, March 4, 2008, March 5, 2008, March 6, 2008, March 7, 2008, March 10, 2008, March 11, 2008, and March 12, 2008. Accordingly, as of March 31, 2009, JLL Fund V and WP IX may be deemed to beneficially own 24.8% and 25.1% of our Common Stock, respectively.
     The Amended and Restated Limited Liability Company Agreement of Building Products, LLC, as further amended on December 6, 2006, provides, among other things, that each of JLL Fund V and WP IX holds such number of interests in Building Products, LLC as equals the number of shares of our Common Stock deemed to be beneficially owned by JLL Fund V or WP IX, as applicable. As a member of Building Products, LLC, each of JLL Fund V and WP IX is deemed to hold the number of shares of our Common Stock it held on February 27, 2006, plus any shares of our Common Stock acquired by Building Products, LLC on behalf of such member and any shares of our Common Stock contributed to Building Products, LLC by such member, less any shares of our Common Stock transferred from Building Products, LLC on behalf of such member. Each of JLL Fund V and WP IX directs the voting of the securities of the Corporation beneficially owned by it as it sees fit, without any agreement, arrangement, or understanding between them regarding the voting of the subject securities of the Corporation. In furtherance thereof, Building Products, LLC has delivered to each of JLL Fund V and WP IX an irrevocable proxy, coupled with an interest, to vote on all matters submitted to stockholders of the Corporation, such number of shares of our Common Stock as is equal to the total number of shares of our Common Stock held by Building Products, LLC, multiplied by each of the members’ respective percentage ownership interest in Building Products, LLC. Neither JLL Fund V nor WP IX may direct the disposition of the shares of the other party. Each party may transfer and cause Building Products, LLC to transfer the shares of our Common Stock that it beneficially owns, subject to certain volume limitations and other provisions.
     Furthermore, under the terms of the Amended and Restated Limited Liability Company Agreement, Building Products, LLC will use its commercially reasonable efforts to cause the Board of Directors of the Corporation to include designees of each of JLL Fund V and WP IX, and each of JLL Fund V and WP IX will select such designees as it deems appropriate, without any agreement, arrangement, or understanding between them to work collectively to achieve the appointment of the parties’ designees to our Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act (“Section 16(a)”) requires Builders FirstSource’s directors and executive officers, and certain persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Builders FirstSource. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file.
     To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required during the fiscal year ended December 31, 2008, all Section 16(a) filing requirements were timely complied with, as applicable to its directors, executive officers, and greater than ten percent owners.
EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth certain information regarding securities authorized for issuance under the Corporation’s equity compensation plans as of December 31, 2008.

Number of
	Number of			Securities Remaining
	Securities to be			Available for
	Issued Upon		Weighted Average	Future Issuance
	Exercise of		Exercise Price of	Under Equity
	Outstanding		Outstanding	Compensation Plans
	Options, Warrants,		Options, Warrants,	(Excluding Securities
Plan category	and Rights		and Rights	Reflected in Column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	1,323,834	(1)	$7.01	2,702,769	(2)(3)
Equity compensation plans not approved by security holders	1,529,253	(4)(5)	$3.15	—

Total	2,853,087		$4.94	2,702,769

(1)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005, and the Builders FirstSource, Inc. 2007 Incentive Plan, approved by the Corporation’s stockholders in May 2007.

(2)	Includes securities remaining available for issuance pursuant to the 2005 Equity Incentive Plan, approved by the Corporation’s stockholders in June 2005. Of these awards, at December 31, 2007, 538,936 were available to be made subject to stock-based awards other than options or SARs. Under the 2005 Equity Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock reserved for the grant of awards under the 2005 Equity Incentive Plan is 2,200,000, subject to adjustment as provided by the plan. No more than 2,200,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan. No more than 1,100,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs. Stock options and SARs granted under the 2005 Equity Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Board of Directors determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Board of Directors will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Board of Directors may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

(3)	Includes securities remaining available for issuance pursuant to the 2007 Incentive Plan, approved by the Corporation’s stockholders in May 2007. Of these awards, at December 31, 2007, 1,138,666 were available to be made subject to stock-based awards other than options or SARs. Under the 2007 Incentive Plan, the Corporation is authorized to grant stock-based awards in the form of incentive stock options, non-qualified stock options, restricted stock, and other common stock-based awards. The maximum number of shares of Common Stock reserved for the grant of awards under the 2007 Incentive Plan is 2,500,000, subject to adjustment as provided by the plan. No more than 2,500,000 shares may be made subject to options or stock appreciation rights (“SARs”) granted under the plan. No more than 1,250,000 shares of Common Stock may be made subject to stock-based awards other than options or SARs under the plan. Stock options and SARs granted under the 2007 Incentive Plan may not have a term exceeding 10 years from the date of grant. If our Compensation Committee determines that any dividend or other distribution, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, or other similar corporate transaction or event affects our Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of participants’ rights under the plan, our Compensation Committee will make such changes or adjustments as it deems necessary or appropriate including with respect to any or all of (i) the number and kind of shares or other property that may thereafter be issued in connection with awards, (ii) the number and kind of shares or other property subject to outstanding awards, (iii) the exercise or purchase price of any award, and (iv) the performance goals applicable to outstanding awards. In addition, our Compensation Committee may determine that an equitable adjustment may take the form of a payment to an award holder in the form of cash or other property.

(4)	Includes securities to be issued upon exercise under the Builders FirstSource, Inc. 1998 Stock Incentive Plan, as amended. No grants were made under this plan after the Corporation’s initial public offering. No further grants will be made under this plan.

(5)	Includes 100,000 shares of Common Stock to be issued pursuant to the exercise of certain options granted in 1999 to an accredited investor who is an employee pursuant to a certain Nonqualified Stock Option Agreement in connection with an acquisition.
PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS
     Based upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP (“PWC”) to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2009. As a matter of good corporate governance, the stockholders will be requested to ratify the Audit Committee’s selection at the annual meeting. Representatives of PWC will be present at the annual meeting, have the opportunity to make a statement, if they desire to do so, and be available to answer appropriate questions.
Fees Paid to PricewaterhouseCoopers LLP
     The following table shows the fees paid or accrued by the Corporation for the audit and other services provided by PWC for fiscal years 2008 and 2007:

	2008	2007
Audit fees(1)	$2,068,181	$2,185,618
Audit-related fees(2)	570,099	516,187
Tax fees(3)	203,116	248,471
All other fees	1,599	1,599

Total PWC fees	$2,842,995	$2,951,875

(1)	Audit fees of PWC for 2008 and 2007 consisted of the audit and quarterly reviews of the consolidated financial statements of the Corporation, the audit of the effectiveness of management’s internal control over financial reporting, and the review of filings made with the SEC.

(2)	Audit-related fees include, among other items, accounting advisory fees related to financial accounting matters and mergers and acquisitions.

(3)	Tax fees include assistance with the preparation of tax returns of certain of the Corporation’s subsidiaries and assistance with audits, as well as tax planning and advising management as to the tax implications of certain transactions undertaken by the Corporation.

     The Audit Committee determined that the provision of services related to audit services, audit-related services, tax compliance, advisory services, and other services is compatible with maintaining the independence of PWC. PWC did not render professional services relating to financial information systems design and implementation for the fiscal years ended December 31, 2007 or 2008.
     The Audit Committee has the sole and direct authority to engage, appoint, and replace our independent auditors. In addition, the Audit Committee has established in its charter a policy that every engagement of PWC to perform audit or permissible non-audit services on behalf of the Corporation or any of its subsidiaries requires pre-approval from the Audit Committee or its designee before PWC is engaged to provide those services. Pursuant to the Audit Committee Charter, the Audit Committee reviews and, in its sole discretion, approves in advance the Corporation’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and, as provided in the Sarbanes-Oxley Act of 2002 and the SEC rules and regulations promulgated thereunder, all permitted non-audit engagements and relationships between the Corporation and such independent auditors (which approval should be made after receiving input from the Corporation’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit Committee, as set forth in the Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”). Under the Pre-Approval Policy, the Audit Committee may delegate either specific or general pre-approval authority to one or more of its members. The Pre-Approval Policy delegates specific pre-approval authority to its Chairman, provided that the estimated fee for any such proposed pre-approved service does not exceed $125,000 per service or $250,000 in the aggregate. The Chairman must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.
     Under the Pre-Approval Policy, the Audit Committee must specifically pre-approve a service unless the type of service has received general pre-approval. The Audit Committee annually reviews and generally pre-approves the services that may be provided by the independent auditor during the following calendar year without obtaining specific pre-approval from the Audit Committee. The Corporation’s Chief Financial Officer, in consultation with the Chairman of the Audit Committee, will determine whether services are eligible for general pre-approval. The general pre-approved amounts are $400,000 for audit services, $400,000 for audit-related services, $500,000 for tax services, and $200,000 for other services. The amounts in the first three categories are subject to additional sub-limits on types of services. The Audit Committee may specifically pre-approve any services in these categories that exceed the permitted general pre-approval amounts.
     As a result, the Audit Committee or its designee approved 100% of all services performed by PWC on behalf of the Corporation and its subsidiaries.
     If the stockholders do not ratify the appointment of PWC, the selection of independent auditors will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF APPOINTMENT OF AUDITORS.
STOCKHOLDER PROPOSALS
     Pursuant to SEC Rule 14a-8, to be considered for inclusion in the Corporation’s Proxy Statement for the 2010 annual meeting, any stockholder proposal submitted must be received by the Corporate Secretary not later than December 10, 2009. In addition, subject to SEC Rule 14a-8, our By-laws provide that no business may be brought by a stockholder before an annual meeting of stockholders unless the stockholder (i) is a stockholder of record on the date of the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee thereof) and is entitled to notice of and to vote at such annual meeting as of such record date, (ii) has delivered to the Corporate Secretary within the time limits described in the By-laws a written notice containing the information specified in the By-laws, and (iii) such notice is in the proper form as set forth in Article II, Section 5 of the By-laws. Accordingly, in order for a stockholder’s proposal (other than one included in the Proxy Statement pursuant to SEC Rule 14a-8) to be considered timely and to be brought during the 2010 annual meeting pursuant to the Corporation’s By-laws, the required written notice must be received by the Corporate Secretary on or after January 22, 2010 but no later than February 21, 2010. A copy of the By-laws may be obtained on the Governance section of our website at www.bldr.com or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, United States of America.

REDUCE PRINTING AND MAILING COSTS
     To reduce the expenses of delivering duplicate Notices or proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one Notice or set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and received only one Notice or set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Legal Department at (214) 880-3500, by e-mail at inforequest@bldr.com, or by written request to the Corporate Secretary, Builders FirstSource, Inc., 2001 Bryan Street Suite 1600, Dallas, Texas 75201. For future annual meetings, you may request a separate Notice or set of proxy materials or request that we send only one Notice or set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.
     Stockholders may help us to reduce printing and mailing costs further by opting to receive future proxy materials by e-mail. This Notice of Annual Meeting and Proxy Statement and our 2008 Annual Report on Form 10-K are available on our website at www.bldr.com. Instead of receiving future copies of our proxy materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also will give you an electronic link to the proxy voting site.
     Stockholders of Record.  If you vote on the internet at www.proxyvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.
     Beneficial Owners.  If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.
OTHER MATTERS
     The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth in the Notice, on the proxy card, and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.
By Order of the Board of Directors,

Donald F. McAleenan
Corporate Secretary
April 9, 2009
     Builders FirstSource, Inc. and the Builders FirstSource logo are trademarks or service marks of an affiliate of Builders FirstSource, Inc. © 2009 Builders FirstSource, Inc. All rights reserved.

BUILDERS FIRSTSOURCE, INC.
2001 BRYAN STREET - SUITE 1600
DALLAS, TX 75201
YOUR VOTE IS IMPORTANT
VOTE BY INTERNET/TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2009. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Builders FirstSource, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2009. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Builders FirstSource, Inc., c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M12897	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BUILDERS FIRSTSOURCE, INC. Vote on Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors.	☐	☐	☐

Nominees:
01) Michael Graff 02) Robert C. Grffin 03) Brett N. Milgrim

Vote on Proposal		For	Against	Abstain

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation’s Independent Registered Public Accounting Firm for the year 2009.	☐	☐	☐

Transact such other matters as may properly come before the meeting.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

YOUR VOTE IS IMPORTANT
Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M12898

BUILDERS FIRSTSOURCE, INC.
This Proxy is Solicited on Behalf of the Board of Directors
of Builders FirstSource, Inc.

The undersigned hereby appoints Charles L. Horn and Donald F. McAleenan, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Builders FirstSource, Inc. on May 22, 2009, and any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.
You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement: for all nominees for election of directors and for Proposal 2. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free telephone number.